Registration No. 333-53797
                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM SB-2/A
                                AMENDMENT NO. 3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                   ----------

                       Mound City Financial Services, Inc.
                 (Name of small business issuer in its charter)

   Wisconsin                          6711                        39-1867686
(State or other                (Primary Standard               (I.R.S. Employer
jurisdiction of                    Industrial                   Identification
incorporation or               Classification Code                    No.)
organization)                        Number)
                                   ----------
                               25 East Pine Street
                          Platteville, Wisconsin 53818
                                 (608) 348-2685
               (Address and telephone number of principal executive
                   offices and principal place of business or
                      intended principal place of business)

                         Robert J. Just, Jr., President
                       Mound City Financial Services, Inc.
                               25 East Pine Street
                          Platteville, Wisconsin 53818
                                 (608) 348-2685
            (Name, address and telephone number of agent for service)

                      With copies to: John E. Knight, Esq.
                        Boardman, Suhr, Curry & Field LLP
                      One South Pinckney Street, 4th Floor
                          Madison, Wisconsin 53701-0927
                                 (608) 257-9521

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. o

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. o

                                                 CALCULATION OF REGISTRATION FEE

                                                            Proposed           Proposed
                                                            Maximum            Maximum
Title of Each Class                    Amount to be         Offering Price     Aggregate              Amount of
of Securities to be Registered         Registered           per Unit(1)        Offering Price(1)      Registration Fee

Common Stock, No Par Value             12,000 shares        $310.00            $3,720,000.00          $1,097.40

(1)      Calculated pursuant to Rule 457(o) of the Securities Act of 1933, as amended.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                                   PROSPECTUS

                                     [LOGO]

                       Mound City Financial Services, Inc.
                          12,000 Shares of Common Stock

                                $310.00 per Share

     Mound City Financial Services, Inc. ("Company") was organized in September, 1996, as a Wisconsin corporation for the purpose of owning all the stock of Mound City Bank, a Wisconsin state bank, with offices located in Platteville, Belmont and Cuba City, Wisconsin ("Bank"). The Company hereby offers 12,000 shares of common stock, no par value ("Common Stock"), at a subscription price of $310.00 per share on the terms described in this Prospectus. No public market for the Common Stock is anticipated. See "TERMS OF THE OFFERING."

                             ---------------------

THE COMMON STOCK INVOLVES A SIGNIFICANT DEGREE OF RISK. INVESTORS SHOULD CAREFULLY CONSIDER THE FACTORS SET FORTH UNDER "RISK FACTORS" BEGINNING ON PAGE 2 OF THIS PROSPECTUS.
                             ---------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                Offering       Selling        Expenses             Proceeds to
                Price          Commissions    of Offering(1)       Company
                ------------   ------------   ----------------     ------------
Per Share           $310.00         -0-             $2.92             $307.08

Total Minimum(2)        -0-         -0-              -0-                  -0-

Total Offering   $3,720,000         -0-           $35,000          $3,685,000

(1) Expenses associated with this Offering are estimated to be $35,000. Management does not anticipate paying commissions in connection with the sale of the Common Stock. See "USE OF PROCEEDS."
(2) The Company is under no obligation to sell a minimum amount of stock in this Offering and any funds received in this Offering will be available for immediate use by the Company. See 'USE OF PROCEEDS."

             The date of this Prospectus is ________________, 1998.

SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSITS. THESE SECURITIES ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND, THE SAVINGS ASSOCIATION INSURANCE FUND OR ANY OTHER GOVERNMENT AGENCY, AND ARE SUBJECT TO INVESTMENT RISK, INCLUDING THE POSSIBLE LOSS OF PRINCIPAL.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION NOR HAS THE FEDERAL DEPOSIT INSURANCE CORPORATION PASSED ON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

NO LITERATURE, OTHER PROMOTIONAL MATERIALS OR ORAL REPRESENTATIONS IN WHATEVER FORM SHALL BE EMPLOYED OR MAY BE RELIED UPON IN CONNECTION WITH THE PROPOSED SALE OF SHARES PURSUANT TO THIS OFFERING EXCEPT FOR THE INFORMATION CONTAINED IN THIS PROSPECTUS. NO PERSON HAS BEEN AUTHORIZED TO MAKE REPRESENTATIONS, OR GIVE ANY INFORMATION, WITH RESPECT TO MOUND CITY FINANCIAL SERVICES, INC., OTHER THAN THE INFORMATION CONTAINED IN THIS PROSPECTUS. ANY INFORMATION OR REPRESENTATION NOT CONTAINED IN THIS PROSPECTUS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE BANK OR THE COMPANY.

THE COMPANY RESERVES THE RIGHT, IN ITS SOLE DISCRETION AND FOR ANY REASON, TO ACCEPT OR REJECT IN WHOLE OR IN PART ANY SUBSCRIPTION FOR STOCK PURSUANT TO THIS PROSPECTUS.

NOTICE TO CALIFORNIA INVESTORS: THE CALIFORNIA DEPARTMENT OF CORPORATIONS HAS QUALIFIED THIS OFFERING AS A LIMITED OFFERING AND HAS WITHHELD THE EXEMPTION PURSUANT TO TITLE 10, SECTION 25104(h) OF THE CALIFORNIA CODE OF REGULATIONS. ACCORDINGLY, CALIFORNIA SHAREHOLDERS WHO PURCHASE STOCK PURSUANT TO THIS
OFFERING ARE PROHIBITED FROM SELLING OR ATTEMPTING TO SELL THE STOCK OFFERED HEREBY ON THE SECONDARY MARKET THROUGH A BROKER-DEALER OR BY ADVERTISEMENT WITHOUT EITHER FURTHER QUALIFICATION, USE OF ANOTHER EXEMPTION OR PREEMPTION BY A FEDERAL STATUTE.

                             ----------------------

                              AVAILABLE INFORMATION

     The Company is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), but will file the reports required to be filed thereunder for the Company's 1998 fiscal year and for any other period for which the Exchange Act's requirements apply to the Company.

                                     SUMMARY

     The following is a brief summary of certain information contained elsewhere in this Prospectus. The summary is of necessity incomplete and selective and is therefore qualified in its entirety by the more detailed information contained elsewhere in this Prospectus. Unless the context clearly suggests otherwise, references in this Prospectus to the Company include the Bank. Investors should carefully consider the information set forth under the section entitled "RISK FACTORS."

The Company

     Mound City Financial Services, Inc. ("Company") is a business corporation that was organized for the purpose of acquiring and holding all the stock of its subsidiary, Mound City Bank ("Bank"). Its offices are located at 25 East Pine Street, Platteville, Wisconsin 53818, (608) 348-2685. The Bank is a state-chartered bank that has been operating as a commercial bank since 1915, with offices in located in Belmont, Cuba City and Platteville, Wisconsin. The Bank provides full service commercial and consumer banking services from its four offices. See "HISTORY, BUSINESS AND PROPERTIES."

Reasons for the Offering

     The Company and its Board of Directors believe that the best avenue for the continued success of the Bank is through the controlled and stable growth of the Bank. This Offering is intended to further the Bank's growth strategy by raising capital to repay $3,400,000 in borrowings made by the Bank for the purposes of purchasing shares owned by a Bank shareholder who dissented from the shareholder vote ratifying formation of the Company. This Offering is also viewed by the Board as an important step in the Bank's growth strategy because of the Bank's long-term interest in expansion, its need to increase its capacity for acquiring and holding fixed assets, and its plan to provide additional products to Bank customers.

Risk Factors

     Investment in the Common Stock offered by this Prospectus involves significant risks, including the absence of a public market for the Common Stock, extensive regulation of the Bank and the Company, and the possibility of adverse economic conditions. See "RISK FACTORS."

The Offering

     The Company is offering 12,000 shares of its Common Stock at a purchase price of $310.00 per share to shareholders of record as of March 31, 1998, Bank employees, and the public. For purposes of this Offering, shareholders of record means those shareholders who hold certificates of the Company's Common Stock as of March 31, 1998. Each shareholder of record as of March 31, 1998, will be entitled to purchase up to 1,000 shares of Common Stock. Each Bank employee who is not presently a shareholder will be entitled to purchase up to 100 shares of

Common Stock. In the event that less than all 12,000 shares have been subscribed for, the Board of Directors may offer those remaining shares to the public and existing shareholders and Bank employees, provided that a person's beneficial ownership does not exceed 5% of the total shares outstanding after the Offering. The Company has reserved the right to accept or reject any subscription, in whole or in part. Questions concerning the Offering may be addressed to Mr. Robert J. Just, Jr., President of the Company, at (608) 348-2685. Directors and executive officers of the company are expected to purchase 1,540 shares in this Offering. See "TERMS OF THE OFFERING" and "PRINCIPAL SHAREHOLDERS."

Use of Proceeds

     Approximately $35,000 of the proceeds will be used to pay professional fees and other expenses associated with this Offering. The net proceeds of the Offering, totaling approximately $3,685,000, will be used by the Bank to repay $3,400,000 in borrowings. The Company is under no obligation to sell a minimum amount of Common Stock in this Offering. To the extent that insufficient funds are received in the Offering to repay the entire loan, any loan which remains unpaid will be repaid on the original terms of the loan over a 12-year period. The remainder of the net proceeds, if any, will be invested by the Company. Funds will be contributed by the Company to the Bank as and when necessary to increase the Bank's capital. See "USE OF PROCEEDS."

                                  RISK FACTORS

     The Common Stock offered hereby involves a significant degree of risk. The following constitutes some of the potential risks of an investment in the Common Stock and should be carefully considered by prospective investors prior to subscribing for Common Stock. The following is not intended to be inclusive of all risks of investment in the Common Stock.

Funds May Be Held Indefinitely

     Funds received by the Company in its Offering will be retained by the Company prior to acceptance. The Company will, in it sole discretion, accept or reject all subscriptions not later than 10 days after the Expiration Date. The Expiration Date may be extended by the Company, in its discretion, for an additional period of time beyond the Expiration Date as determined by the Company. As a result of these extensions, funds received by the Company may be held indefinitely. See "TERMS OF THE OFFERING."


Competition

     The financial services industry is highly competitive. The Company faces competition from financial institutions in Platteville, Belmont and Cuba City and their surrounding markets, and from nonbank financial institutions such as mutual funds that are aggressively expanding into markets traditionally served by banks. The Company also competes indirectly with regional and national financial institutions. Expanded interstate banking (including recently enacted legislation) may increase competition from out-of-state banking organizations and other financial institutions. These financial institutions are generally much larger than the Company and have greater access to capital and other resources. Some of the financial services organizations with which the Company competes are not subject to the same degree of regulation as that imposed on bank holding companies and federally insured, state-chartered banks. As a result, such nonbank competitors have advantages over the Company in providing certain services. See "HISTORY, BUSINESS AND PROPERTIES" and "SUPERVISION AND REGULATION."

Need for Additional Capital

     Additional capital beyond that which may be provided by this Offering and any amounts that may be generated by the Bank's operations over the next few years may be necessary before the Company could undertake any acquisitions or expansions of its operations. There can be no assurance that any funds necessary to finance such acquisitions or expansions will be available. Regulatory capital requirements and borrowing restrictions that will apply to the Bank and the Company may have the effect of constraining future growth. To the extent the Company relied upon the sale of additional equity securities to finance future expansion, such sale could result in significant dilution to the interests of persons purchasing shares in this Offering.

Reliance on Key Personnel

     The Company's success has been and will be greatly influenced by the Bank's continuing ability to retain the services of the Bank's existing senior management and, as it expands, to attract and retain qualified additional senior and middle management. The unexpected loss of the services of any of the key management personnel, or the inability to recruit and retain qualified personnel in the future, could have an adverse effect on the Company's business and financial results. In 1992, the Bank entered into an Executive Employee Salary Continuation Agreement with Robert J. Just, President and CEO. The Agreement calls for continued compensation of $40,000 per year for 17 years upon retirement or, in specific cases, termination of Mr. Just's employment. Also, the Bank maintains "Key Man" insurance on Mr. Just and David Jones, Bank Vice President of Marketing and Business Development. See "MANAGEMENT."

Impact of Interest Rates and Economic Conditions

     The results of operations for financial institutions, including the Bank, may be materially and adversely affected by changes in prevailing economic conditions, including declines in real estate market values, rapid changes in interest rates and the monetary and fiscal policies of the federal government. The Bank's profitability is in part a function of the spread between the interest rates earned on investments and loans and the interest rates paid on deposits and other interest-bearing liabilities. In the early 1990s, many banking organizations experienced historically high interest rate spreads. More recently, interest rate spreads have generally narrowed due to changing market conditions and competitive pricing pressure, and there can be no assurance that such factors will not continue to exert such pressure or that such high interest rate spreads will return. Most of the Bank's loans are to businesses and individuals in Wisconsin and any decline in the economy of this area could have an adverse impact on the Bank. Like most banking institutions, the Bank's net interest spread and margin will be affected by general economic conditions and other factors that influence market interest rates and the Bank's ability to respond to changes in such rates. At any given time, the Bank's assets and liabilities will be such that they are affected differently by a given change in interest rates. As a result, an increase or decrease in rates could have a positive or negative effect on the Bank's net income, capital and liquidity. See "SUPERVISION AND REGULATION."

Lack of Liquidity; No Public Market

     There is no public or other market for the Common Stock of the Company and no market is expected to develop in the foreseeable future.

No Assurance of Dividends

     Although dividends have been paid by the Company on its Common Stock since 1998, and by the Bank since 1988, no assurance can be given that future earnings of the Bank, and resulting dividends to the Company, will be sufficient to permit the legal payment of dividends to Company shareholders at any time in the future. Even if the Company may legally declare dividends, the amount and timing of such dividends will be at the discretion of the Board of Directors. The Board may in its sole discretion decide not to declare dividends.

Certain Anti-Takeover and Indemnification Provisions

     Certain provisions of the Company's Articles of Incorporation, bylaws and Wisconsin's Business Corporation Law may have the effect of delaying or
preventing  a  change  in  control  of  the  Company   without   action  by  the
shareholders, and could adversely affect the price of the Common Stock. The Company's Bylaws provide for the indemnification of its officers and directors and insulate its officers and directors from liability for certain breaches of the duty of care. See "DESCRIPTION OF COMMON STOCK."

Year 2000 Compliance

     A critical issue has emerged in the banking industry and for the economy overall regarding how existing application software programs and operating systems for information technology and non-information technology can accommodate the date value for the year 2000. Many existing application software products in the marketplace were designed only to accommodate a two digit date position which represents the year (e.g., "98" is stored on the system and represents the year 1998). As a result, the year 1999 (i.e. "99") could be the maximum date value these systems will be able to accurately process. Management is in the process of reviewing and renovating its internal systems and working with its software vendors to assure that the Bank is prepared for the year 2000. Management anticipates that the financial impact to the Company to ensure year 2000 compliance will not be material to the financial position, results of operations or cash flow of the Company. Management anticipates that the Bank's mission critical computer systems will be in compliance by December 31, 1998. Nevertheless, the Company cannot assure that the computer system will be year 2000 compliant and the inability of the Bank to successfully address year 2000 issues could result in interruptions in the Bank's business and have a material adverse effect on the Company's results of operations. See "MANAGEMENT'S
DISCUSSION AND ANALYSIS-Year 2000 Compliance" and "HISTORY, BUSINESS AND PROPERTIES."

Need for Technological Change

     The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Bank's future success will depend in part on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and service or be successful in marketing such products and services to its customers.

Lending Risks and Lending Limits

     The risk of nonpayment of loans is inherent in commercial banking, and such nonpayment, if it occurs, may have a material adverse effect on the Company's earnings and overall financial condition as well as the value of the Common Stock. Management will attempt to minimize the Bank's credit exposure by carefully monitoring the concentration of its loans within specific industries and through prudent loan application and approval procedures, but there can be no assurance that such monitoring and procedures will reduce such lending risks.

     The Bank's lending limit as of March 31, 1998, is $2,023,812. Some of the Bank's competitors have higher lending limits. Accordingly, the size of the loans that the Bank can offer to potential customers is sometimes less than the size of loans that the Bank's competitors are able to offer. This limit may affect the ability of the Bank to seek relationships with area businesses and to generate an acceptable return on assets. The Bank attempts to accommodate loan volume in excess of its lending limit through the sale of participation in such loans to other banks. However, there can be no assurance that the Bank will be successful in attracting or maintaining customers seeking larger loans or that the Bank will be able to engage in participations of such loans or on terms favorable to the Bank.

Determination of Offering Price

     The offering price of $310.00 was determined by Company management based upon several factors including an appraisal of the Company stock by Bankers' Service Corporation and the recent sale prices of Common Stock. Nevertheless, there can be no assurance that the Common Stock may be resold above the Offering Price. See "DETERMINATION OF OFFERING PRICE" and "DESCRIPTION OF COMMON STOCK."

Government Regulation and Monetary Policy

     The Company and the Bank are subject to extensive state and federal government supervision, regulation and control. Existing state and federal banking laws subject the Bank to substantial limitations with respect to loans, purchase of securities, payment of dividends and many other aspects of its banking business. There can be no assurance that future legislation or government policy will not adversely affect the banking industry or the operations of the Bank. Federal economic and monetary policy may affect the Bank's ability to attract deposits and make loans. See "SUPERVISION AND REGULATION."

Forward-Looking Statements

     Statements contained in this Prospectus that relate to the Company's beliefs or expectations as to future events relating to, among other things, the Company's financial position, business plans and growth strategy, and management's objectives are forward-looking statements and not statements of historical fact. When used in this Prospectus, words such as "anticipate," "believe," "estimate," "expect," "intend" and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company's management as well as assumptions made by and information currently available to the Company's management. Such statements are inherently uncertain, and there can be no assurance that the underlying assumptions will prove to be valid. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, such as those disclosed under "RISK FACTORS," including but not limited to competitive factors and pricing pressures, changes in legal and regulatory requirements, technological change, product development risks and general economic conditions, including, but not limited to, changes in interest rates, loss of deposits and loans to other savings and financial institutions, substantial changes in financial markets and substantial changes in real estate values and the real estate market. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this paragraph. Although the Company believes that the assumptions upon which such forward-looking statements are based are reasonable within the bounds of its knowledge of its business and operations, it can give no assurance that the assumptions will prove to have been correct. Reference to sections in this Prospectus which contain forward-looking statements and important factors that could cause actual results to differ materially and adversely from the Company's expectations and beliefs are set out under "RISK FACTORS." These factors should be carefully considered by potential investors.

                              TERMS OF THE OFFERING

The Offering

     The Company is offering 12,000 shares of its Common Stock at a subscription price of $310.00 per share. Initially, the Common Stock is being offered to shareholders of record as of March 31, 1998, and Bank employees. For the purpose of this offering, shareholders of record means those shareholders who hold certificates of the Company's stock as of March 31, 1998. Each shareholder of record as of March 31, 1998, shall be entitled to purchase up to 1,000 shares of Common Stock. Each Bank employee who is not presently an existing shareholder will be entitled to purchase up to 100 shares of Common Stock. In the event that less than all of the 12,000 shares have been subscribed for, the Board of Directors may offer the remaining shares of Common Stock at $310.00 per share to the public and to existing shareholders, provided that a person's total beneficial ownership does not exceed 5% of the total shares outstanding after the Offering.

     If a substantial number of shareholders choose not to subscribe for stock in the Offering, it is possible that others may make substantial stock purchases, thereby diluting the ownership interest of certain shareholders. Any shareholder who would like to purchase additional shares (in excess of the number to which they are entitled) should indicate the number of additional shares he or she would like to purchase in the enclosed Subscription Agreement. No fractional shares may be purchased.

     Solicitations for the sale of Common Stock will be made by officers and directors of the Company. It is anticipated that no brokers or other agents will conduct a solicitation and that the Company will pay no fees or commissions with respect to the sale of Common Stock.

How to Subscribe for Common Stock

     In order to purchase Common Stock, a prospective investor must complete and sign the enclosed Subscription Agreement. Signed Subscription Agreements must be returned to Mound City Financial Services, Inc., c/o Robert J. Just, Jr., President, 25 East Pine Street, Platteville, Wisconsin 53818, on or before the Expiration Date. Payment of the subscription price of $310.00 per share will be due with the executed Subscription Agreement. Upon acceptance by the Company of an investor's subscription for Common Stock, the Subscription Agreement will constitute a legally binding agreement to pay the subscription price of the Common Stock in accordance with the terms of the Offering.

     All Subscription Agreements must be properly addressed to the mailing address shown in the preceding paragraph and deposited in the United States mail and postmarked on or before midnight of the Expiration Date, or personally delivered to Mound City Financial Services, Inc., c/o Robert J. Just, Jr., President, 25 East Pine Street, Platteville, Wisconsin 53818, on or before 5:00 p.m. local time on the Expiration Date.

Acceptance and Oversubscription

     Subscriptions will be effective only upon acceptance by the Company, which reserves the right to accept or reject any subscription in whole or in part for any reason. In the event the Offering is oversubscribed, the Company may accept in full or may prorate subscriptions that have not then been accepted in any manner it deems appropriate. The Company will, in its sole discretion, act on all subscriptions not later than 10 days after the Expiration Date. If the Company fails to act within such time with respect to a subscription, the subscription will be deemed rejected.

     If a subscription is accepted in whole or in part, it shall be irrevocable unless the Offering is abandoned by the Company. Upon acceptance, the Company will return a copy of the Subscription Agreement, executed by the Company, to the investor. If the Offering is abandoned, all Subscription Agreements and amounts paid by investors pursuant to such Subscription Agreements will be returned promptly to investors.

Expiration Date

     The Company reserves the right, in its sole discretion, to extend the period within which Common Stock will be offered pursuant to this Offering for an additional period of time beyond the Expiration Date as determined by the Company. The Company may also waive late delivery of any Subscription Agreement. For purposes of this Offering, the Expiration Date means _____, 1998, (sixty days after the Offering becomes effective), or such other date as may be determined by the Board of Directors of the Company in its sole discretion. Because of these possible extensions, funds received by the Company in the Offering may be held indefinitely.

Abandonment of Offering

     Consummation of the Offering and the sale of Common Stock is contingent upon and will not occur if the Board of Directors of the Company has determined, in its sole discretion, that the Offering should be abandoned. This contingency is for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such determination. If for any reason the Offering is abandoned by the Company, funds which have been received pursuant to the Offering shall be returned to the investors. No interest will be paid to investors on funds returned upon abandonment of this Offering.

                                 USE OF PROCEEDS

     The Company will use approximately $35,000 of the proceeds to pay professional fees and other expenses associated with the Offering. The net proceeds of the Offering, totaling approximately $3,685,000, will be used to repay a $3,400,000 loan by Bankers' Bank to the Company. The Company contributed the proceeds of this loan to the Bank and the Bank used those proceeds to purchase 906 shares of Bank stock owned by the E.R. and Mariam T. Clare Trusts, who dissented from the shareholder vote taken on January 9, 1997, to form the Company. This note is due May 1, 1998, with an interest rate based upon floating prime (8.5% as of December 31, 1997). The note is secured by 3,600 shares of Bank Common Stock.

     The remaining net proceeds, if any, will be used for general corporate purposes including, if and when opportunities arise, establishing additional branches and offices and acquiring business complementary to those of the Company. At present, the Company is not a party to any understanding, letter of intent or agreement with respect to the acquisition of the stock assets of another entity. Pending such uses, the Company intends to invest the remaining net proceeds.

     The Company is under no obligation to sell a minimum amount of Common Stock in this Offering. Funds received in this Offering will be available for immediate use by the Company.

                         DETERMINATION OF OFFERING PRICE

     There is no public or other market for the Common Stock of the Company and no public market is expected to develop in the foreseeable future. The offering price of $310.00 was determined by Company management based upon several factors including an appraisal of the stock by Banker's Service Corporation at $301.00 per share, and recent sales of Common Stock ranging between $220.00 and $252.80.

                                 CAPITALIZATION

     The following table sets forth the consolidated borrowings and capitalization of the Company at March 31, 1998 and as adjusted to give effect to the issuance of the common stock by Mound City Financial Services, Inc. in this offering and the use of net proceeds therefrom as described in "Use of Proceeds."

                                                              March 31, 1998
                                                              Actual    As Adjusted
                                                             (Dollars in thousands)

Borrowings - note payable                                    $3,400,000   $        -

Stockholders' equity: (1)
   Common stock, no par value; 300,000 shares authorized,
      26,940 and 38,940 shares issued respectively           $   27,000   $    39,000
   Surplus                                                    6,270,000     9,943,000
   Retained earnings                                            542,000       542,000
   Unrealized gain on securities for sale, net
      of income tax effect                                      142,000       142,000
   Treasury stock, 20 shares at cost                             (5,000)       (5,000)

   Total stockholders' equity                                $6,976,000   $10,661,000

Consolidated regulatory capital ratios:
   Total capital to risk-weighted assets                           9.0%         13.1%

   Tier I capital to risk-weighted assets                          7.7%         11.9%

   Tier I capital to tangible assets                               5.5%          8.5%

(1)  Issue 12,000 shares at $310 net of issuance cost of $35,000.

                      SELECTED CONSOLIDATED FINANCIAL DATA

     The following table sets forth selected consolidated financial data concerning Mound City Financial Services, Inc. and is qualified in its entirety by the detailed information and financial statements, including notes thereto, included elsewhere or incorporated by reference in this Prospectus. The results for the interim period ended March 31, 1998 are not necessarily indicative of the results for the entire year.

                                                         Comparative five-year summary (000's omitted except per share data)
                                                  --------------------------------------------------------------------------------
                                                                   Years ended December 31,                  Three months ended
                                                  -------------------------------------------------------  -----------------------
                                                      1997       1996        1995        1994      1993         1998      1997
                                                  --------------------------------------------------------------------------------

Summary of income: (dollars in thousands)
    Interest income                                $  8,833    $  8,210   $  7,614    $  6,719    $  6,367    $ 2,302    $  2,131
    Interest expense:
         Deposits                                     4,795       4,293      3,853       2,906       2,965      1,278       1,118
         Short-term borrowing                           233          26         14          14           6         92          15
                                                  -------------------------------------------------------------------------------
                Net interest income                   3,805       3,891      3,747       3,799       3,396        932         998
    Provision for loan losses                           130         184        110         217         261         30          30
                                                  -------------------------------------------------------------------------------
               Net interest income after
               provision for loan losses              3,675       3,707      3,637       3,582       3,135        902         968
    Other income                                        682         495        427         461         488        194         162
    Other expense                                     3,237       3,009      2,732       2,654       2,481        881         788
                                                  -------------------------------------------------------------------------------
               Income before provision
               for income taxes                       1,120       1,193      1,332       1,389       1,142        215         342
    Provision for income taxes                          208         255        316         309         316         35          68
                                                  -------------------------------------------------------------------------------
               Net income                          $    912    $    938   $  1,016    $  1,080    $    826    $   180    $    274
                                                  ===============================================================================
Per share of common stock:
    Net income                                     $  30.49    $  26.06   $  28.24    $  30.00    $  22.94    $   6.69   $   7.61
    Dividends                                      $   7.50    $   7.50   $   7.50    $   7.00    $   6.50    $     -    $      -
    Book value(1)                                  $ 247.21    $ 271.94   $ 253.36    $ 232.64    $ 209.64    $ 253.88   $ 279.56
    Weighted average number of shares outstanding    29,914      36,000     36,000      36,000      36,000      26,920     36,000

Selected year-end balances: (dollars in thousands)
    Year-end assets                                $122,115    $115,045   $105,428    $ 94,772    $ 89,436    $122,016   $113,202
                                                  ===============================================================================
    Average assets                                 $116,356    $108,379   $ 98,032    $ 92,104    $ 88,006    $122,462   $114,124
                                                  ===============================================================================
    Year-end equity capital(1)                     $  6,655   $  9,790    $  9,121    $  8,375    $  7,547    $  6,834   $ 10,064
                                                  ===============================================================================
    Average equity capital(1)                      $  7,639   $  9,646    $  8,675    $  7,961    $  7,251    $  6,745   $  9,930
                                                  ===============================================================================
Performance ratios:
    Return on average assets                       $   0.78   $   0.87    $   1.04    $   1.17    $   0.94    $   0.59   $   0.96
    Return on average equity(1)                    $  11.94   $   9.72    $  11.71    $  13.57    $  11.39    $  10.67   $  11.04
    Ending equity to ending assets(1)              $   5.45   $   8.51    $   8.65    $   8.84    $   8.44    $   5.60   $   8.89
    Total risk based capital(1)                    $   9.30   $  13.40    $  14.05    $  13.78    $  12.91    $   9.00   $  13.46

(1)  Ending equity,  Average equity and related ratio calculations are before any FASB 115 adjustment for unrealized gains and losses on investment.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF COMPANY'S
                  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

General

     The following discussion and analysis provides information regarding the financial condition and historical results of operations of Mound City Financial Services, Inc. (the "Company"), Platteville, Wisconsin for the three months ended March 31, 1998 and 1997 and for the years ended December 31, 1997, 1996 and 1995. This discussion and analysis should be read in conjunction with the related financial statements and notes thereto and the other financial information included herein.

     On May 1, 1997, the Company exchanged one (1) share of common stock for each share outstanding of Mound City Bank. 906 shares of Mound City Bank's common stock was purchased for $3,840,000. All share information, common stock and retained earning, and earning per share, has been restated to reflect the exchange.

     Discussions in this Management's Discussion and Analysis, that are not statements of historical facts (including statements in the future tense or which include terms such as "believe", "expect", "anticipate" or "may") are forward-looking statements that involve risks and uncertainties, and the Company's actual future results could materially differ from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the Company's future lending and collections experiences, the effects of acquisitions, competition from other institutions, changes in the banking industry and its regulation, needs for technological change, and other factors, including those described in this Management's Discussion and Analysis and elsewhere in this report.

Results of Operations Overview

Results of operations for three months ended March 31, 1998 compared with the three months ended March 31, 1997

     For the three months ended March 31, 1998, the Company's net income was $180,000, a decrease from the same period in 1997 by $94,000, or 34.3%. The major factors contributing to this decrease are increased interest expense related to borrowings needed to purchase 906 shares of Mound City Bank's common stock and an increase in noninterest expense.

     Net Interest Income

     Net interest income decreased by $66,000, or 6.6% to $932,000 for the first three months of 1998 compared to the same period in 1997. Interest income increased $171,000, or 8.0% while interest expense increased by $237,000, or 20.9%. The first three months of 1998 include $72,000 of interest expense on borrowed funds relating to the purchase of Mound City Bank common stock.

     Allowance for Loan Losses

     The amount charged to allowance for loan losses is based on management's evaluation of the loan portfolio. Management determines the adequacy of the allowance for loan losses based on past loan loss experience, current economic conditions, composition of the loan portfolio and the potential for future loss. During the first three months of 1998 and 1997, provisions of $30,000 were made to the allowance for loan losses. Total nonperforming loans increased $326,000 at March 31, 1998, from a year earlier. Nonperforming loans totaled $390,000 at March 31, 1998 and $64,000 at March 31, 1997. There were net chargeoffs of $83,000 in the first three months of 1998 and $7,000 in the same period in 1997. Management believes that nonperforming loans increasing 326,000 over the same period in 1997 are still extremely low at .43% of loans and that this increase is more reflective of normal fluctuations in nonperforming loans.

     Other Operating Revenue and Expenses

     Other operating revenue increased $32,000, or 19.8% between periods. Service fees increased by $5,000, other income increased by $11,000. Security gains were $22,000 in the first quarter of 1998 compared to $6,000 for the same period in 1997. Other operating expenses increased $93,000, or 11.8% to $881,000 for the three months ended March 31, 1998, compared to the same period in 1997. Salary and benefits increased 14.4% relating to managements adjusting base salaries to market rates and implementing an incentive bonus plan in an effort to attract and retain highest quality staff. Occupancy cost decreased a modest 3.2%. All other expenses increased $33,000 or 15.1% consisting of $6,000 increase in professional fees, $6,000 increase in supply and delivery cost, $4,000 increase in TYME machine activity cost, $3,000 increase in FDIC assessments and $14,000 or 5.6% increase in all other expenses.

     Income Taxes

     Income tax expense decreased $33,000 in the first three months of 1998 compared to the same period in 1997 resulting from a decrease in pretax income of $127,000, and a decrease in tax-exempt interest income of $2,000.

Results of Operations for Years Ended 1997, 1996 and 1995

     Results of Operations Overview

     For the year ended December 31, 1997, net income was $912,000, a decrease of $26,000, or 2.8% from the net income of $938,000 a year earlier. The major reason for the decrease was the change in interest margin discussed below.

     For the year ended December 31, 1996, net income was $938,000, a decrease of $78,000, or 7.7% from 1995. Increased occupancy cost due to facility remodeling was the primary reason for the decline in earnings.

     Net Interest Income

     Net interest income is the difference between income earned on interest-earning assets and the interest expense incurred on interest-bearing liabilities. The interest income on certain loans and investment securities is not subject to Federal income tax. For analytical purposes, at December 31, 1997, 1996 and 1995, the interest income and rates on these types of assets are adjusted to a "fully taxable equivalent" basis, net of the effect of any interest expense disallowed. The fully taxable equivalent adjustment was calculated using the Company's statutory Federal income tax rate of 34%. See Table I for an analysis of net interest income including an average balance sheet, interest income and expense, and the resulting yields. Table 2 shows the changes in interest income (tax equivalent) and interest expense attributable to volume and rate variances. The change in interest income (tax equivalent) due to both volume and rate has been allocated to volume and rate changes in proportion to the relationship of the absolute dollar amount of the changes in each.

     Net interest revenue (FTE) decreased by $70,000 to $4,091,000 in 1997. Total interest income increased $639,000 in 1997 and was offset by increases in total interest expense of $709,000. Average earning assets increased $7,926,000 while average yield decreased from 8.66% in 1996 to 8.62% in 1997. Average interest-bearing liabilities increased 9.3% to $97,421,000. Average balance for short-term borrowings was $2,994,000 compared to $600,000 in 1996 reflecting the debt to acquire shares of Mound City Bank common stock. As a result, cost of interest-bearing liabilities increased to 5.16% from 4.84% in 1996.

     Net interest revenue (FTE) increased by $163,000 or 4.1% to $4,161,000 in 1996. Total interest income increased 7.8% to $8,480,000 in 1996. Average earning assets increased $7,311,000 while average yield remained relatively unchanged at 8.66% in 1996 to 8.68% in 1995. Interest expense increased 11.7% to $4,319,000. Average interest-bearing liabilities increased 9.2% to $89,171,000. Average cost of such balances increased from 4.73% to 4.84%.

     Interest rate spread is the difference between the tax equivalent rate earned on average earning assets and the rate paid on average interest-bearing liabilities. The rate spread decreased to 3.46% in 1997 from 3.82% in 1996. The average yield on earning assets remained flat at 8.62% in 1997 and 8.66% in 1996, the yield on interest-bearing liabilities increased from 4.84% in 1996 to 5.16% in 1997.

     The rate spread decreased to 3.82% in 1996 from 3.95% in 1995. The average yield on earning assets was 8.66%, a decrease from 8.68% in 1995. The repricing of liabilities also increased the average cost of interest-bearing liabilities from 4.73% in 1995 to 4.84% in 1996.

     Allowance for Loan Losses

     The Company's management evaluates the adequacy of the allowance for loan losses based on an analysis of specific problem loans, as well as on an aggregate basis. Provisions charged to expense were $130,000, $184,000 and $110,000 in 1997, 1996 and 1995 respectively. The allowance for loan loss

                                                                         TABLE 1
                                                ANALYSIS OF NET INTEREST INCOME AND AVERAGE BALANCE SHEET

                                               Twelve Months Ended         Twelve Months Ended           Twelve Months Ended
                                                December 31, 1997           December 31, 1996             December 31, 1995
                                           ---------------------------  ---------------------------   ----------------------------
                                           Average            Average   Average             Average   Average              Average
                                           Balance   Interest Rate      Balance   Interest  Rate      Balance   Interest   Rate
                                           -------- --------- --------  --------  --------- --------  --------  ---------  --------
Assets
Interest- Earning Assets:
   Taxable securities(2)                    11,345     740    6.52%      13,535     877     6.48%     13,921      906      6.51%
   Tax-exempt securities(l)(2)               8,422     685    8.13%       7.903     671     8.49%      7,641      671      8.78%
   Loans(l)(3)                              83,705   7,563    9.04%      74,656   6,836     9.16%     65,493    6,087      9.29%
   Federal funds sold                        2,334     131    5.61%       1,786      96     5.38%      3,514      201      5.72%
                                           ---------------              ---------------               ---------------
      Total Interest Earning Assets        105,806   9,119    8.62%      97,880   8,480     8.66%     90,569    7,865      8.68%
   Noninterest Earning Assets               10,550                       10,499                        7,463
                                           -------                      -------                       ------
      Total Assets                         116,356                      108,379                       98,032
                                           =======                      =======                       ======
Liabilities and Stockholders' Equity
Interest Bearing Liabilities:
   Interest Bearing Demand and Savings      31,133   1,028    3.30%      27,391     675     2.46%     28,253      725      2.57%
   Time Deposits                            63,294   3,767    5.95%      61,180   3,618     5.91%     53,130    3,128      5.89%
                                           ---------------              ---------------               ---------------
      Total Interest Bearing Deposits       94,427   4,795    5.08%      88,571   4,293     4.85%     81,383    3,853      4.73%
   Short-term borrowings                     2,994     233    7.78%         600      26     4.33%        299       14      4.68%
                                           ---------------              ---------------               ---------------
      Total Interest Bearing Liabilities    97,421   5,028    5.16%      89,171   4,319     4.84%     81,682    3,867      4.73%
Noninterest Bearing Liabilities:
   Demand deposits                           9,161                        7,904                        6,437
   Other liabilities                         2,135                        1,658                        1,238
                                           -------                      -------                       ------
      Total liabilities                    108,717                       98,733                       89,357
Stockholders' Equity                         7,639                        9,646                        8,675
      Total liabilities                    _______                      _______                       ______
      and Stockholders' Equity             116,356                      108,379                       98,032
                                           =======                      =======                       ======
Net Interest income (FTE)                            4,091                        4,161                         3,998
                                                     =====                        =====                         =====
Net Interest Spread (FTE)                                     3.46%                         3.82%                          3 95%
                                                              =====                         =====                          =====
Interest Rate Margin (FTE)                                    3.87%                         4.25%                          4.41%
                                                              =====                         =====                          =====

(1) The interest on tax-exempt  investments  securities and tax-exempt  loans is calculated on a tax equivalent basis assuming a federal tax rate of 34%.

(2) The average  balance  has been  adjusted  to exclude  the  effects of  Statement  of Financial Accounting Standards No. 115.

(3) The  average  balance  on loans including nonaccrual loans and loan fees are included in interest income.

                                                                                TABLE 2
                                                                        VOLUME/RATE ANALYSIS

                                                     Twelve Months Ended                      Twelve Months Ended
                                             December 31, 1997/December 31, 1996      December 31, 1996/December 31, 1995
                                             ------------------------------------     ------------------------------------
                                              Increase    Due to      Total            Increase    Due to     Total
                                              (Decrease)  Change In   Net              (Decrease)  Change In  Net
                                              Average     Average     Increase         Average     Average    Increase
                                              Volume      Rate        (Decrease)       Volume      Rate       (Decrease)
                                                                           (in thousands)

Interest Income:
   Taxable securities(2)                         (143)         6       (137)             (25)         (4)      (29)
   Tax-exempt securities(l)(2)                     43        (29)        14               23         (23)       (0)
   Loans(l)                                       819        (92)       727              840         (91)      749
   Federal funds sold                              31          4         35              (94)        (11)     (105)
                                                 ---------------------------            ---------------------------
      Total Interest Earning Assets               749       (111)       639              744        (129)      615
                                                 ===========================            ===========================

Interest Expense:
   Interest Bearing Demand and Savings            101        252        353              (22)        (28)      (50)
   Time Deposits                                  126         23        149              476          14       490
                                                 ---------------------------            ---------------------------
      Total Interest-Bearing Deposits             227        275        502              454         (14)      440

   Short-term borrowings                          173         34        207              (22)        (28)      (50)
                                                 ---------------------------            ---------------------------
      Total Interest-Bearing Liabilities          399        310        709              433         (43)      390
                                                 ===========================            ===========================
Net Interest Margin/Net Interest income (FTE)     350       (420)       (70)             312         (87)      225
                                                 ===========================            ===========================

(1) The interest on tax-exempt investments securities and tax-exempt loans is calculated on a tax equivalent basis assuming a federal tax rate of 34%.
(2) The average balance has been adjusted to exclude the effects of Statement of Financial Accounting Standards No 115.

balance as a percent of gross loans was 1.31%, 1.35% and 1.39% at December 31, 1997, 1996 and 1995 respectively. Management reviews the calculation of the allowance for loan losses on a quarterly basis and believes that the allowance for loan losses is adequate. The allowance for loan losses is maintained at a level considered adequate to provide for potential future losses. The level of the allowance is based on management's periodic and comprehensive evaluation of the loan portfolio, including past loan loss experience; current and projected economic trends; the volume, growth, and composition of the loan portfolio; and other relevant factors. Reports of examinations furnished by bank regulatory authorities are also considered by management in this regard.

     The Company's management has established the allowance for loan losses to reduce the gross level of loans outstanding by an estimate of uncollectible loans. As loans are deemed uncollectible, they are charged against the allowance. A provision for loan losses is expensed against current income on a monthly basis. This provision acts to replenish the allowance for loan losses to accommodate chargeoffs and growth in the loan portfolio, thereby maintaining the allowance at an adequate level.

     Other Operating Revenue

     Other operating revenue increased by $188,000 to $682,000 in 1997. Service fees increased by $69,000 while other income increased by $113,000, primarily due to mutual funds sales which increased 302% to $82,000 in 1997.

     Other operating revenue increased by $67,000 to $494,000 in 1996. Service fees increased by $12,000 while other income decreased by $5,000. Security losses of $1,000 were recorded in 1996 compared to losses of $61,000 in 1995.

     Other Operating Expenses

     Other operating expenses increased by $228,000, or 7.6% to $3,237,000 in 1997. Salaries and employee benefits increased $138,000, or 8.4% which related to increases in compensation and increased staffing level requirements. Computer services expenses increased $18,000, or 12.3% due to software and hardware upgrades to facilitate networking. This increase is also attributable to increased volume in loan and deposit accounts. Occupancy expenses increased $60,000 or 14.4% due to facility remodeling. FDIC insurance decreased $20,000 due to a change in assessment rates. All other expenses increased an aggregate of $32,000, or 4.1%.

     Other operating expenses increased by $277,000, or 10.1% to $3,009,000 in 1996. Salaries and employee benefits increased $96,000, or 6.2% which related to increases in compensation and increased staffing level requirements. Computer services expenses increased $12,000, or 9.0%. Occupancy expenses increased $106,000 or 34.0% due to facility remodeling. FDIC insurance decreased $71,000 due to a change in assessment rates. Furniture and equipment expenses included a $91,000 loss on the disposal of fixed assets relating to the remodeling project. All other expenses increased an aggregate of $43,000 or 6.7%.

     Income Taxes

     Income tax expense decreased $47,000 in 1997 compared to 1996 primarily due to the decrease in pretax income of $73,000 and an increase in tax-exempt income of $9,000.

     Income tax expense decreased $61,000 in 1996 compared to 1995 primarily due to the decrease in pretax income of $ 139,000.

Balance Sheet Analysis

     Financial Condition

     Total assets of $121,850,000 at March 31, 1998 decreased $265,000 or .2% from $122,115,000 at December 31, 1997. The Bank has normally decreased in total assets in the first quarter of operations. The Bank historically experienced growth in assets in the third and fourth quarters.

     Securities

     Total securities as of December 31, 1997 were $19,957,000 a decrease of $113,000, or .56% over prior year end. At December 31, 1997 and 1996, the total securities portfolio comprised 17.9% and 19.2% respectively, of total earning assets.

     All securities are classified available for sale. This aids the company's ability to manage interest rate and liquidity risk. The classification of available for sale securities will result in a fluctuation in comprehensive income. However, banking regulators exclude the unrealized gain or loss on available for sale securities from regulatory risk based capital calculations.

     The security portfolio serves a primary role in overall context of balance sheet management. The decision to purchase or sell securities is based upon the current assessment of economic and financial conditions, including the interest rate environment. The portfolio's scheduled maturities and the prepayment of mortgage-backed securities represent a significant source of liquidity. See Table 3 regarding the maturity of securities.

                                                               TABLE 3
                                                        MATURITY OF SECURITIES


                                                                    December 31, 1997
                                           -------------------------------------------------------------------
                                                                 U.S.             State and
                                                              Government          Political
                                            U.S. Treasury      Agencies        Subdivisions(1)       Total
                                           --------------- ----------------- ------------------ --------------
                                           Amount   Yield   Amount   Yield     Amount   Yield   Amount   Yield
                                                                    (in thousands)
Securities Available for Sale: (3)
One year or less                           1,002    6.20%   2,955    5.95%     1,370    7.29%    5,327   6.34%
After one through five years                 508    6.50%   2,003    6.36%     3,237    8.46%    5,748   7.55%
After five through ten years                   -        -   1,802    6.82%     2,599    7.93%    4,401   7.48%
After ten years                                -        -       -        -     1,333    9.27%    1,333   9.27%
Mortgage-backed securities (2)                 -        -   2,374    7.07%         -        -    2,374   7.07%
                                           -------------------------------------------------------------------
     Total Securities                      1,510    6.30%   9,134    6.46%     8,539    8.21%   19,183   7.23%
                                           ===================================================================

(1)  Yields were calculated on a tax equivalent basis assuming a federal tax rate of 34%.
(2)  Mortgage-backed  security maturities may differ from contractual maturities because the underlying mortgages may be called or prepaid without any penalties. Therefore, these securities are not included within the maturity categories above.
(3)  Yields were calculated excluding the effects of FASB No. 115

     Loans

     As of December 31, 1997, loans outstanding were $88,427,000, an increase of $6,772,000, or 8.3% from December 31, 1996. Residential real estate loans increased $3,457,000 or 12.9%, real estate construction increased $1,144,000 to $1,256,000 at December 31, 1997. Real estate agricultural and commercial, increased $881,000 and $1,581,000, or 14.7% and 8.0% respectively. Commercial, agricultural and financial loans decreased $310,000 or 1.4%. Municipal loans decreased to $ 1,171,000 at December 31, 1997. See Table 4 which contains loans by category from 1993 through 1997.

     The Bank's largest component of its loan portfolio consists of real estate loans, which total $30,355,000. There are two primary sources of real estate loans: residential and commercial. As of December 31, 1997, residential loans made up approximately 34% of the Bank's total loan portfolio. The majority of the residential loans were in the Bank's market area. Residential real estate loans are all first mortgage loans secured by owner-occupied one- to four-family residences. The Bank offers conventional fixed rate and variable rate mortgage loans, with maturity dates that range from three to thirty years; loans with maturity dates in excess of ten years are sold on the secondary market. Residential real estate loans are usually less risky than other types of loans.

     Commercial real estate loans made up approximately 24% of the Bank's total loan portfolio as of December 31, 1997. These loans generally consist of mortgages secured by office buildings, warehouses, industrial buildings and retail centers. These loans are fixed rate, variable rate or balloon loans originated at the then prevailing market rate. Loans secured by commercial real estate property involve a greater degree of risk than residential mortgage loans. Payments on loans secured by commercial real estate properties are often susceptible to adverse economic conditions and, to offset the risk, the Bank typically limits its lending to 75% of appraised value of the real estate.

     The Bank also makes agricultural real estate loans, which account for approximately 8% of the Bank's loan portfolio. The loans are secured by land used primarily for agricultural purposes. Agricultural real estate loans involve a greater degree of risk than residential real estate lending. Payments on agricultural loans are subject to adverse weather and economic conditions. To offset this risk, the Bank typically limits its lending to 75% of the appraised value of the real estate.

     The Bank also makes construction loans, primarily to build one- to four-family residences. These loans made up 1% of the Bank's total loan portfolio as of December 31, 1997. These loans are structured to allow borrowers to pay interest only during the construction period. In most cases, the construction loans convert to regular first mortgage loans upon completion of the construction. These loans involve a greater degree of risk than residential real estate loans. To offset the risks, the Bank monitors construction loans closely including regular site visits prior to disbursing loan funds.

     After real estate loans, the Bank's commercial and agricultural loans make up the greatest percentage of the Bank's total loan portfolio, that is, approximately 25% of the Bank's total loans. Commercial loans consist of loans to businesses for equipment and working capital lines of credit and typically are secured. Agricultural loans are loans to customers used primarily for agricultural purposes. Agricultural loans are secured by farm machinery, livestock and farm products such as milk or grains. Commercial and agricultural loans are generally riskier than single family mortgage loans.

     The Bank also makes installment and consumer loans. These loans made up approximately 6% of the Bank's total loans as of December 31, 1997. Consumer installment loans are loans in which principal and interest are paid on an installment basis. The Bank also offers single payment consumer loans. Consumer loan products include home equity lines of credit, automobile loans, credit cards and general unsecured loans. Consumer loans may involve greater risk than residential mortgage loans, particularly in the case of consumer loans which are unsecured or secured by depreciating assets such as automobiles.

     Finally, the Bank makes loans to municipalities. These loans made up approximately 1% of the Bank's total loans as of December 31, 1997. Municipal loans are secured by the general obligations of the separate municipalities concerned and are generally less risky than residential real estate loans.

     During 1997 and 1996, the loan mix in the Company's portfolio remained relatively constant except for commercial real estate and residential real estate.

     The increase in commercial real estate is a result of increased demand due to commercial growth in the market serviced by the Company.

     The increase in residential real estate loans is a result of increased volume due to refinancing of residential mortgages.

                                                            TABLE 4
                                                        LOAN PORTFOLIO

                                                                          December 31
                                             -------------------------------------------------------------------
                                                 1997         1996           1995          1994          1993
                                             -------------------------------------------------------------------
                                                                       (in thousandths)

Commercial, financial and agricultural       $ 22,399     $ 22,708       $ 22,726      $ 24,420      $ 22,451
Real estate:
     Construction                               1,256          112            119           822         1,677
     Commercial                                21,270       19,689         11,869         6,958         6,236
     Agricultural                               6,874        5,993          5,743         5,582         6,007
     Residential                               30,355       26,900         23,899        22,128        21,013
Installment and consumer                        5,102        4,851          4,095         4,595         5,824
Municipal                                       1,171        1,402          1,255           541           667
                                             -------------------------------------------------------------------
         Gross loans                           88,427       81,655         69,706        65,046        63,875
     Allowance for loan losses                 (1,159)      (1,104)          (972)         (880)         (734)
                                             -------------------------------------------------------------------
         Net loans                           $ 87,268     $ 80,551       $ 68,734      $ 64,166      $ 63,141
                                             ===================================================================

     The scheduled repayments and maturities of loans represent a substantial source of liquidity. Table 5 shows selected loan maturity data as of December 31, 1997.

                                                           TABLE 5
                                         MATURITY AND INTEREST SENSITIVITY OF LOANS

                                                                     December 31, 1997
                                           -----------------------------------------------------------------------
                                                                                              Loans Due After
                                                   Time Remaining to Maturity                     One Year
                                           ---------------------------------------------  ------------------------
                                                           One       After                    Fixed     Floating
                                           Due Within    To Five     Five                   Interest    Interest
                                            One Year      Years      Years       Total        Rate        Rate
                                           -----------  ---------  ---------  -----------  ----------- -----------
Commercial, financial and agricultural       17,733       4,666        -        22,399        2,886       1,780
Real estate-construction                      1,176          80        -         1,256           80           -
                                           -----------------------------------------------------------------------
     Total                                   18,909       4,746        -        23,655        2,966       1,780
                                           =======================================================================

     Deposits

     Total deposits of $107,634,000 at March 31, 1998 decreased $1,517,000 or 1.4% from $109,151,000 at December 31, 1997. Noninterest-bearing deposits
decreased   $1,597,000  or  15.9%  to  $8,432,000  at  March  31,  1998,   while
interest-bearing deposits increased $80,000 to $99,202,000, or .1% from December 31, 1997.

     At December 31, 1997 the Company had $8,565,000 in time deposits of $100,000 or more. Table 6 shows the maturity distribution of time deposits $100,000 or over.

                                     TABLE 6
                   MATURITY OF TIME DEPOSITS $100,000 OR MORE
                                December 31, 1997

Time Remaining to Maturity:

         Due within three months                               862
         Three to six months                                   325
         Six to twelve months                                5,015
         After twelve months                                 2,363
                                                            ------
                  Total                                      8,565
                                                            ======


     Short-Term Borrowings

     Short-term borrowing increased to $4,376,000 at December 31, 1997 from $469,000 in 1996. In May 1997 the Company financed the purchase of 906 shares of Mound City Bank's common stock with $3,840,000 in bank notes payable. At December 31, 1997 the balance due on these notes was $3,400,000. The balance of the short-term debt in demand notes due to the U.S. Treasury which increased to $976,000 at December 31, 1997 from $469,000 at December 31, 1996.

                                                      TABLE 7
                                               SHORT-TERM BORROWINGS

                                                                                       Demand
                                                                                       Notes           Federal
                                                                   Bank                Due US          Funds
                                                                   Notes               Treasury        Purchased
                                                                   ---------------------------------------------
                                                                               (In thousands)

Data for December 31, 1997
     Outstanding at December 31                                    3,400                 976               -
     Highest outstanding at any month-end
             during the year                                       3,240                 976           2,115
     Average outstanding during the year                           2,282                 342             370
     Weighted average yield for year                                8.5%                4.9%            5.9%
     Weighted average interest rate on
             outstanding balances at December 31                    8.5%               5.25%               -

Data for December 31, 1996
     Outstanding at December 31                                        -                 469               -
     Highest outstanding at any month-end
             during the year                                           -                 763           1,297
     Average outstanding during the year                               -                 418             183
     Weighted average yield for year                                   -                6.9%            6.3%
     Weighted average interest rate on
             outstanding balances at December 31                       -               5.15%               -

     Asset Quality Review and Credit Risk Management

     The Company's credit risk is centered in the loan portfolio, which on December 31, 1997, totaled $87 million, or 79.10%, of total earning assets. The objective in managing loan portfolio risk is to quantify and manage credit risk on a portfolio basis as well as reduce the risk of a loss resulting from a customers failure to perform according to the terms of a transaction. To achieve this objective, the Company strives to maintain a loan portfolio that is diverse in terms of loan type, industry concentration, and borrower concentration.

     The accrual of interest income on nonaccrual loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrowers ability to meet payment of interest or principal when they become due. When the interest accrual is discontinued, all unpaid accrued interest is reversed. Cash collections on nonaccrual loans are credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance is current. Accrual of interest is generally resumed when the customer is current on all principal and interest payments and has been paying on a timely basis for a period of time.

     Nonaccrual loans having recorded investment at December 31, 1997 of $78,000 and $171,000 at December 31, 1996 has been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average recorded investment in impaired loans during 1997 and 1996 was $95,000 and $455,000 respectively. The total allowance for loan losses related to these loans was $8,000 and $17,000 on December 31, 1997 and 1996 respectively. Interest income on impaired loans of $2,000, $3,000 and $-0- was recognized for cash payments received in 1997, 1996, and 1995 respectively.

     Allowance for Loan and Lease Losses

     The allowance for loan losses represents management's estimate of what amount is necessary to provide for possible losses incurred in the loan portfolio. In making this determination, management analyzes the ultimate collectibility of the loan portfolio, incorporating feedback provided by lending officers and examinations performed by regulatory agencies. Management makes an ongoing evaluation as to the adequacy of the allowance for loan losses. To establish the appropriate level of the allowance, all loans and commitments to extend credit are reviewed and classified as to potential loss exposure. An additional allowance is maintained based upon the size, quality and concentration characteristics of the remaining loan portfolio, using both historical quantitative trends and managements evaluation of qualitative factors including future economic and industry outlooks.

     The determination by management of the appropriate level of the allowance amounted to $1,159,300 at December 31, 1997. However, since the allowance for loan losses is based on estimates, ultimate losses may vary from the current estimates. These estimates are reviewed regularly and, as adjustments become necessary, they are reported in earnings of that period. A detailed analysis of the allowance for loan losses and the allocation of the allowance for loan losses by category for the past five years is shown in Table 8.

     As of December 31, 1997, the allowance for loan losses as a percent of total loans and the nonperforming loans to the allowance for loan losses was 1.31% and 6.7%, respectively. These compare to the same ratios for the prior year of 1.35% and 15.5%. Net chargeoffs as a percent of average loans increased to .09% for 1997 versus .07% in 1996.

     Nonperforming Loans

     Nonperforming loans consist of nonaccrual loans and 90 days past due. Nonperforming loans totaled $78,000 as of year-end 1997, a decrease of $93,000 or 54.4% from the $171,000 at year-end 1996. Total nonperforming assets represent 0.06% of total assets at December 31,1997, compared to .15% at December 31, 1996.

     Loans generally classified an nonaccrual when there are reasonable doubts as to the collectibility of principal and interest or when payment becomes 90 days past due, except loans which are well secured and in the process of payment. Any loans classified for regulatory purposes that have not been included in nonperforming loans are not expected to materially impact future operating results, liquidity or capital. Interest collection on nonaccrual loans for which the ultimate collectibility of principal is uncertain are applied as principal reductions. Otherwise, such collections are applied to interest when received.

     Table 9 presents nonperforming loans for each of the past five years.

     Loans 90 days or more past due were zero at December 31, 1997 and 1996.


                                     TABLE 8
                   ALLOCATION OF THE ALLOWANCE FOR LOAN LOSSES

                                                  1997    1996     1995
                                               --------------------------
                                                      (in thousands)
                                               --------------------------
Commercial financial and agricultural             190      153      172
Real estate - construction                          -        -        -
Real estate mortgage                              177      200      236
Installment loans to individuals                    4        3        -
Unallocated                                       788      748      564
                                               --------------------------
              Total                             1,159    1,104      972
                                               ==========================

     It was not practical to retrieve allocation data for 1994 and 1993.

                                                      TABLE 9
                                               NONPERFORMING LOANS
                                                                               December 31,
                                                          -----------------------------------------------------
                                                           1997        1996        1995        1994        1993
                                                                             (in thousands)

Nonaccrual                                                    78        171          52         155         587
90 Days past due                                               -          -           1          33          96
                                                          -----------------------------------------------------
     Total nonperforming loans                                78        171          53         188         683
                                                          =====================================================

     Liquidity

     The liquidity position of the Company is managed to ensure that sufficient funds are available to meet customers' needs for loans and deposit withdrawals. Liquidity to meet demand is provided by maintaining marketable investment securities, federal funds sold, as well as, maintaining a full line of competitively priced deposit and short-term borrowing products. The ratio of loans to deposits is a key indicator of a bank's liquidity position. The Company's loan to deposit ratio was 85% on March 31, 1998. The Company's loan to deposit ratio was 81% and 79% at December 31, 1997 and 1996 respectively.

     The Company's strategy with respect to asset/liability management is to maximize net interest income while limiting exposure to potential downward movement. This strategy is implemented by the company's Asset/Liability Committee, which takes actions based upon its analysis of the company's present positioning, its future positioning and economic forecast. Table 9 summarizes the repricing opportunities as of December 31, 1997, for each major category of interest-bearing asset and interest-bearing liability.

                                       24

                                                                 TABLE 10
                                                           RATE SENSITIVITY

                                                          0-90       91-365        1-5       Over 5
                                                          Days        Days        Years       Years      Total
                                                        ---------  ----------  -----------  ---------  --------
                                                                             (in thousands)
Loans                                                     13,557     26,445      31,269      17,156      88,427
Investment Securities                                      4,568      2,555       5,749       7,085      19,957
Other earning assets                                       4,562          -           -           -       4,562
                                                        -------------------------------------------------------
     Total rate sensitive assets (RSA)                    22,687     29,000      37,018      24,241     112,946
                                                        =======================================================
Savings and NOW                                           34,400          -           -           -      34,400
Time Deposits                                             13,762     37,989      12,971           -      64,722
                                                        -------------------------------------------------------
     Total rate sensitive liabilities                     48,162     37,989      12,971           -      99,122
                                                        =======================================================
Interest sensitivity gap                                 (25,475)    (8,989)     24,047      24,241      13,824
Cumulative interest sensitivity gap                      (25,475)   (34,464)    (10,417)     13,824      27,648
                                                        =======================================================
Ratio of rate sensitivity gap to RSA                     -112.3%     -31.0%       65.0%      100.0%       12.2%
                                                        =======================================================

     Capital

     The Bank is well capitalized and the Company is adequately capitalized using total capital to risk-weighted assets. Both the Company and the Bank are well capitalized with regard to Tier I capital ratios.

     Below is a comparison of the Company's March 31, 1998 actual with the minimum requirements for well-capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules:

                                                                                                To be well
                                                                       For capital          capitalized under
                                                                        adequacy            prompt corrective
                                                    Actual              purposes           action provisions
                                             ---------------------  --------------------  ---------------------
                                                Amount     Ratio      Amount     Ratio       Amount     Ratio
                                             ------------------------------------------------------------------

As of March 31, 1998:
Total capital (to risk-weighted assets)      $7,940,000    9.0%     $7,077,000   8.0%      $8,847,000    10.0%
Tier I capital (to risk-weighted assets)     $6,834,000    7.7%     $3,539,000   4.0%      $5,308,000     6.0%
Tier I capital (to average assets)           $6,834,000    5.5%     $4,943,000   4.0%      $6,178,000     5.0%

     Year 2000 Compliance

     A significant issue has emerged in the banking industry and for the economy overall regarding how existing application software programs and operating systems can accommodate the date value for the year 2000. The same issue has emerged for non-information technology systems. These systems typically include embedded technology such as micro-controllers which must be either repaired or, if this is not feasible, replaced.

     In response to the year 2000 problem for both information technology and non- information technology systems, the Company has created a written plan for the correction of, or contingency plan for, the year 2000 problem. The Board of Directors oversees the Bank's year 2000 efforts and has requested that senior management report to the Board at least quarterly on the Bank's year 2000 progress. Pursuant to the plan, the Company has divided its efforts into eight different phases. They are as follows:

     a) Awareness of Problem -- The Board of Directors, senior management, officers and staff of the Company and the Bank have been made aware of the nature and magnitude of the problem, including the problem of embedded technology; several personnel have attended seminars and a full-time computer network administrator has been hired. In addition, the Bank has delivered or made available letters and brochures on the year 2000 problem to its customers. The Company believes that the awareness phase is 100% complete.

     b) Assessment -- The Company has established a year 2000 Task Force to assess the need for renovation or replacement of information and non-information technology systems. A list of all date sensitive items have been compiled and rated by risk and criticality to the operations of the Bank. The Task Force has contacted all of the Bank's vendors to obtain their completed dates for compliance. The Company believes that the assessment phase is 100% complete.

     c) Credit Policy and Underwriting -- The Company has developed a list of all affected Bank customers to whom it sent questionnaires for completion. The Bank anticipates calling those customers that did not respond to the questionnaire. After review of the completed questionnaires, the Company intends to develop a risk rating system for all important customers by September 30, 1998. Based on that system, the Bank expects to determine whether its loan loss reserves are adequate and intends to adjust its reserves accordingly. The Company believes that this phase is 75% complete.

     d) Renovation -- The Company is in the process of renovating or replacing its in-house software and hardware and embedded technology as well as working with its outside data processor and other vendors to ensure that all of its mission critical operating systems are year 2000 compliant by December 31, 1998. The Company anticipates replacing computers that have 386 (or less) processors with year 2000 compliant software on or before March 1999. The Company intends to upgrade other computers. In addition, the Company expects that software will be upgraded by the software providers as part of each system's annual upgrade. The Company expects to upgrade ATMs and order new preprinted forms by November 30, 1998. The Bank is scheduled to participate in a systems-wide test on October 3, 1998 to determine the adequacy of all the Bank's mission critical operating systems. The Company is also monitoring and documenting its vendors' efforts to come into compliance. The Company has been informed that its electric company and telephone company, among other vendors, are currently not year 2000 compliant but that these companies are working on the problem. The Company estimates that the renovation phase is 35% complete.

     e) Contingency Plan -- The Company has prioritized all core business processes and has developed a contingency plan in the event that certain mission critical systems are not year 2000 compliant on or before certain targeted dates. The Company believes that this phase is 100% complete although the plan will continue to be revised as system vendors certify year 2000 compliance.

     f) Strategies to Discuss Customer Inquiries -- The Company has made all Bank officers and employees aware of the year 2000 problem. In addition, brochures have been mailed to business customers and are available to all customers at the Bank lobby. Finally, the Bank expects to conduct a seminar on the year 2000 problem for customers on September 15, 1998 in order to 1) make business customers more aware of the impact of the year 2000 problem on their businesses; 2) help the Bank gain additional understanding of the credit risk if customers are not compliant; and 3) allow the Bank to communicate its year 2000 progress. The Company believes that this phase is 80% complete.

     g) Validation -- The Company's outside data processor will be conducting 19xx testing in August 1998 and 20xx testing in March 1999. The Board of Directors has approved a written plan for testing the Bank's other critical systems which requires that all hardware and software testing should be substantially completed by December 31, 1998. The Company is using a testing system called NSTL YMARK 2000, an industry-approved systems, to test all of the Bank's network hardware for compliance. Various systems are being tested and a mini-testing environment is scheduled for October 1, 1998 to review internal operating hardware and software and communication link with the Bank's outside data processor. A separate test plan has been established for each piece of mission critical software. Most non-information technology has been tested. Some test plans for certain services, such as credit cards, are dependent upon notice from the outside vendor that its systems are ready for testing. The Company intends to test such services when the vendors notify the Company of the proper test script.

     The Company has rated its computer systems based on the degree of risk of noncompliance. The Company has 39 such systems that are high and medium risk. Of the 39 systems, 5% are currently year 2000 compliant. The Company anticipates that 75% will be year 2000 compliant by December 31, 1998, and that all will be compliant by June 30, 1999.

     The Company believes that the validation phase is 25% complete.

     h) Implementation -- The Company's outside data processor is scheduled to implement the Bank's mission critical system on October 3, 1998. The Company's general ledger software is currently year 2000 compliant. The Company anticipates that December 31, 1998 will be the implementation date for all of its mission critical systems. The Company believes that its implementation phase is 5% complete.

     The Company has established a budget for year 2000 compliance in the total amount of $104,719.10. The budget is comprised of the following:

                                YEAR 2000 BUDGET


                                To Date         Projected           Total
                            -------------------------------------------------
Hardware Replacement          $19,807.00        $22,506.00        $32,807.00
Hardware Upgrade                     -0-          9,506.00          9,506.00
Software Replacement           47,252.10               -0-         47,252.10
Software Upgrade                     -0-          5,716.00          5,716.00
Education of Problem            3,000.00            925.00          3,925.00
ATM Upgrades                         -0-          5,513.00          5,513.00
                            ------------      ------------      ------------
TOTALS                        $68,000.00        $36,719.10       $104,719.10


All hardware costs to date will be capitalized on a five year depreciated schedule. Software costs to date will be capitalized on a three year depreciated schedule. The remaining balance of $3,925 constitutes operational expenses for 1998.

     Although the Company and the Bank are attempting to ensure that all of the Bank's critical systems will operate correctly in the year 2000, there can be no assurance that there will be no disruption. In the worst case scenario, the Bank may not be open for business on January 3, 2000 and thereafter until the year 2000 problems are fixed. For example, the Bank relies on a Wisconsin electric company for electricity. If that company has not made its systems compliant by January 1, 2000, the Bank could experience loss of electricity. As part of its contingency plan, the Bank has determined that if the electric company has not certified that its systems are year 2000 compliant by July 31, 1999, the Bank intends to purchase and install a generator with fuel so that electricity will be restored to the Bank.

     Another possibility is that communications with the Bank's data processor are disrupted. In that event, the Bank will not be able to communicate with the data processor regarding customers' transactions. If the Bank is unable to obtain certification from its outside vendors on or before April 1999, the Bank intends to convert to a different method of transmitting information, including the use of a system called "proof of deposit", which does not require the use of telephones. It also expects to utilize several cellular phones to communicate with any necessary vendors or customers.

     Another worst case scenario is the possibility that the data processor will not be able to certify that its systems are year 2000 compliant by April 1999. In that event, the Bank anticipates the purchase of an in-house data processing system. The Company has already begun negotiations to purchase such a system.

     Although the Company believes that the foregoing illustrations are its reasonable worst case scenarios and that the contingency plans will satisfy those year 2000 problems, there can be no assurance that another worst case scenario will not materialize or that the contingency plan for such scenario will be sufficient. Therefore, the Company cannot predict with any certainty the effect of the year 2000 problem on the Company's results of operations, liquidity and financial condition. In addition, the Company does not know whether there will be any material lost revenue as a result of the year 2000 problem although management does not believe that the financial impact to the Company to ensure year 2000 compliance will be material to the financial position, results of operations or cash flow of the Company.

     Finally, the FDIC is reviewing all banks' year 2000 efforts and may issue formal supervisory or enforcement actions if the FDIC believes that the Bank's efforts to date have not been satisfactory. The Bank has not received any such communication from the FDIC. The Company continues to study the problem and to implement possible solutions.

                        HISTORY, BUSINESS AND PROPERTIES

     The Company was incorporated as a Wisconsin business corporation under the Wisconsin Business Corporation Law, Chapter 180 of the Wisconsin Statutes, in September, 1996, at the direction of the Board of Directors of the Bank. The Company was formed to acquire the Bank stock and to engage in business as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "Act").

     The Company acts as a holding company for the capital stock of the Bank. The Company has no employees, no current business, and has no anticipated transactions other than capital injection in the Bank. The Company is not a party to any legal proceedings. As of March 31, 1998, there were 220 shareholders of the Company.

     The Bank was chartered by the Wisconsin Commissioner of Banking in 1915. The Bank's initial shareholders opened the Bank in Platteville, Wisconsin, to provide needed personal and small business banking services to the community. In September of 1935, the Bank opened a paying and receiving station at Belmont, Wisconsin. This station is still operated today as a branch of the Bank. On July 1, 1992, the Bank purchased the fixed assets and assumed the deposit liabilities of the Anchor Savings and Loan Association branch office in Cuba City, Wisconsin.

     The Bank offers comprehensive banking services to the residential, commercial, industrial, and agricultural areas that it serves. Services include agricultural, commercial, real estate and personal loans; checking, savings, and time deposits; and other customer services, such as safe deposit facilities. The Bank also offers alternative investments, individual retirement accounts and trust services. Drive-up banking is available at the Belmont, Cuba City and Platteville branches. Full-service lending is available at every location. The Bank has also offered 24-hour telephone banking since 1995.

     The general banking business in the State of Wisconsin is characterized by a high degree of competition. The principal methods of competition among commercial banks are price (including interest rates paid on deposits, interest rates charged on borrowings, and fees charged) and service (including convenience and quality of service rendered to customers). In addition to competition among commercial banks, banks face significant competition from nonbanking financial institutions, including savings and loan associations, credit unions, small loan companies, and insurance companies.

     There are two other commercial banks, one savings bank and one credit union located in Platteville. There is one other commercial bank located in Cuba City and no other banks, savings institutions or credit unions located in Belmont. The Bank's competition comes from these institutions and others located nearby. Insurance companies, mortgage bankers and brokerage firms provide additional competition for certain banking services. The Bank also competes for interest-bearing funds with issuers of commercial paper and other securities, including the United States Government.

     The Bank's principal banking office is located at 25 East Pine Street, Platteville, Wisconsin, in a 22,000 square foot facility built in 1977. The Bank also operates a 3,400 square foot Motor Branch constructed in 1995 and located at 90 South Second Street, directly across from the main office. The Bank's office in Belmont is located at 112 Mound Avenue and the Bank's office in Cuba City is located at 200 South Main Street. Both branches offer full-service banking, including drive-up service. All facilities are owned by the Bank.

     On January 1, 1998, the Bank's staff included 20 officers, 28 full-time and 5 part-time employees. The Company is the Bank's sole shareholder.

     Bank management is aware of the problems involved in making its computer systems ready for the year 2000. The Bank has developed a task force and is in the process of reviewing and renovating its internal systems and is working with its software vendors to assure that the Bank's computer systems are prepared for the year 2000. Bank management believes that the costs of upgrading or replacing its computer system and non-information technology and making its employees and customers aware of this issue will not have a material impact on the Bank's financial condition. The Bank anticipates that its mission critical computer systems will be in compliance by December 31, 1998. The Bank has developed a contingency plan in the event its computer systems are unable to adequately address this issue. See "MANAGEMENT'S DISCUSSION AND ANALYSIS-Year 2000 Compliance."

                                   MANAGEMENT

Directors and Executive Officers

     The name, age and position of each of the Directors and executive officers of the Company are as follows:

Name                                  Age     Position
----                                  ---     --------
Wilson J. Boldt...................    84      Director
Barry J. Brodbeck.................    42      Director
Keith R. Buchert..................    53      Director
Donna J. Hoppenjan................    39      Secretary
Robert J. Just, Jr................    51      President, Chief Executive
                                                  Officer, Director
W. Phil Karrmann..................    58      Director
Richard J. Kopp...................    53      Director
Richard L. McWilliams.............    61      Vice President, Director
James D. Soles....................    74      Director
Douglas W. Speth..................    62      Director

     Each of the directors and executive officers named has had the same principal occupation or employment for the past five years. The Company's Articles of Incorporation provide for the election of at least seven but not more than nine directors, with the precise number to be set by resolution of the Company's Board of Directors. Shareholders elect the Board at each annual meeting of shareholders. The initial term of office for Messrs. Brodbeck, Just and Kopp is one year, for Messrs. Buchert, Karrmann and McWilliams is two years, and for Messrs. Boldt, Soles and Speth is three years. Thereafter, the term of office for all directors shall be three years. The term of office for each of the executive officers named above is one year. There are no family relationships among any of the Company's directors, officers or key employees.

Business Background of Directors and Executive Officers

     Wilson J. Boldt (Director) - A lifelong resident of Platteville, Mr. Boldt has been in business in the Platteville area for over 50 years. He has been the owner/operator of the Pioneer Ford and Mercury dealership in Platteville since 1961. Mr. Boldt has been an active participant in the Platteville Chamber of Commerce and other civic groups. He received the Outstanding Community Service Award in 1978 and was named Business Person of the Year in 1980 by the Platteville Chamber of Commerce. He has served as Council President of the Lutheran Church of Peace, Secretary of the Platteville Park Board for ten years, and served on the Board of Review for the City of Platteville for 15 years. He also served on the Board of Directors of the University of Wisconsin - Platteville Foundation for six years. Mr. Boldt has been a director of the Company since 1996 and a director of the Bank since 1976.

     Barry J. Brodbeck (Director) - A native of Platteville, Mr. Brodbeck is Vice President of Human Resources of Brodbeck Enterprises, Inc., Platteville,

Wisconsin, the parent company of Dick's Supermarkets, and has been associated with that company since 1982. A 1979 graduate of Hillsdale College in Hillsdale, Michigan, Mr. Brodbeck has served as Chairman of the Board of Directors of Cornell University Distance Education and as Chairman of the Board of Trustees for Southwest Health Center in Platteville. Mr. Brodbeck was first elected to the Company's and Bank's Board of Directors in 1996.

     Keith R. Buchert (Director) - Mr. Buchert is the owner/operator of three area restaurants: Country Kitchen of Platteville; Country Kitchen of Columbus, Wisconsin; and the Timbers, of Platteville. He is a past member of the Franchisee Advisory Board of Country Kitchen of Wisconsin. Active in community affairs, he has served as Council President of the Lutheran Church of Peace and is Past President of the Platteville Area Chamber of Commerce. Mr. Buchert was honored in 1993 as the Small Business Person of the Year by the Platteville Chamber of Commerce and in 1995 he and his spouse were named Citizens of the Year by the Platteville Journal. Mr. Buchert is also active in Ducks Unlimited and is responsible for the creation of the Friends of Conservation Scholarship program. Mr. Buchert has served on the Company's Board of Directors since 1996 and the Bank's Board of Directors since 1994.

     Donna J. Hoppenjan (Secretary) - Mrs. Hoppenjan began employment with the Bank in June of 1977 as a teller and has had experience in every phase of the retail operations of the Bank. She served as Internal Auditor from 1988 until her promotion to Vice President in January of 1995. She has been responsible for leadership in many Bank projects, including the acquisition and conversion of the branch office in Cuba City, Wisconsin, and the construction and occupation of the Motor Branch facility and newly remodeled main office in Platteville, Wisconsin. She is responsible for general operations, including but not limited to, Human Resources, Education and Training, and Compliance, and is currently Chairperson of the Bank's Year 2000 Task Force. She currently serves as Cashier and Secretary to the Bank's Board of Directors and as Secretary of the Company.

     Robert J. Just, Jr. (President, Chief Executive Officer, Director) - Mr. Just has been employed with the Mound City Bank since August of 1971. He also has served as President, Chief Executive Officer and Director of the Company since 1996. A graduate of the University of Wisconsin - Platteville and the Graduate School of Banking in Madison, Mr. Just has served as President and a Director of the Bank since November of 1986. Under his leadership, the Bank has expanded its market area with the acquisition of the Cuba City branch office and has expanded its facilities in Platteville with the construction of the new Motor Branch and main office facility. During his tenure as President, the Bank's assets have grown by more than 89%, from $64,500,000 in 1986 to over $122,000,000 in 1997. Active in the community, Mr. Just has served as Chairman for the United Way, Chairman of the Board of Directors of Southwest Health Center in Platteville, and President of the Platteville Jaycees. He has also served on the Board of Directors of the Platteville Chamber of Commerce, and as Treasurer of the University of Wisconsin - Platteville Alumni Association for five years. He received the Distinguished Service Award for community service from the Platteville Jaycees in 1981, and was named Business Person of the Year by the Platteville Chamber of Commerce in 1998.

     W. Phil Karrmann (Director) - A Platteville native and partner in the Law Firm of Karrmann, Buggs and Baxter, Mr. Karrmann received his law degree from the University of Wisconsin Law School in 1964. Mr. Karrmann has also been active in the community, including chairing the United Way drive and serving as Director of the University of Wisconsin - Platteville Foundation. He has served as a member of the Board and Treasurer of the Platteville School District and as Past Director and President of the Wisconsin School Attorneys Association. He has also served as Legal Counsel for the Wisconsin Auctioneers Association. Mr. Karrmann has served as a member of the Board of Directors of the Bank since 1972 and the Company since 1996.

     Richard J. Kopp (Director) - A native of Platteville and graduate of the University of Wisconsin - Platteville, Mr. Kopp has been the owner/operator of the House of Insurance since May of 1972. He has served as a Director of the Platteville Area Industrial Development Corporation, Platteville Chamber of Commerce, and as President of the Platteville Golf and Country Club. He has also served on the City of Platteville Police and Fire Commission and its Planning Commission. Currently he is serving as a Director for the Independent Insurance Agents of Wisconsin. An active member of St. Mary's Church in Platteville, Mr. Kopp has been a director of the Bank since 1988 and the Company since 1996.

     Richard L. McWilliams (Vice President, Director) - A native of Platteville, Dr. McWilliams received his Chiropractic Degree from Palmer Chiropractic College in 1959. He had been a partner in Chiropractic Associates in Platteville since 1960. He has served two years on the Platteville Common Council and played a role in the establishment of the Platteville Area Industrial Development Corporation. He is a past recipient of the Distinguished Service Award for community service. Dr. McWilliams has been a member of the Board of Directors of the Bank since 1981 and has served as Chairman of the Board since May of 1994. He has also been Vice President and Director of the Company since 1996.

     James D. Soles (Director) - A native of Platteville, Mr. Soles was the owner/operator of Dewey's Shoe Store, on Main Street in Platteville, from 1949 until his retirement in 1987. Mr. Soles has been active in the business community, and was named Business Person of the Year by the Platteville Chamber of Commerce in 1986. He has served on the Board of Directors for the Bank since 1959 and the Company since 1996.

     Douglas W. Speth (Director) - A native of Belmont, Wisconsin, Mr. Speth managed a 264-acre beef and crop farming operation in Elk Grove Township. Mr. Speth has served as Director with the Bank since 1976 and the Company since 1996.

Executive Compensation

     Since its incorporation, the Company has not paid any remuneration to any of its directors or executive officers, to date has not proposed remuneration to be made in the future to any of its directors or executive officers, and to date has not established standards or other arrangements by which its directors are compensated for services as directors, including any additional amounts payable for committee participation or special assignments. No profit-sharing plan or any other benefit plan exists or is contemplated for the Company.

     The following tables outline the annual compensation and 401(k) payments made by the Bank to Mr. Just for services rendered in his capacity as President and Chief Executive Officer of the Bank:

                                      Summary Compensation Table
Name and Principal Position         Year      Salary ($) (1)       Bonus ($)        Other ($) (2)
---------------------------         ----      --------------       ---------        -------------
Robert J. Just, Jr.,                1997      $110,552.40          $4,920.00        $ 4,114.80
President/CEO
Robert J. Just, Jr.,                1996      $ 95,577.75          $4,466.25        $ 6,978.92
President/CEO
Robert J. Just, Jr.,                1995      $ 88,596.50          $4,140.00        $11,781.16
President/CEO

(1) "Salary"  includes  401(k)  contributions  made by the Bank on behalf of Mr. Just.
(2) These  are the  amounts  paid by the Bank for Mr.  Just's  health  insurance premiums in the amount of $4,114.80 in 1997,
    $3,253.92 in 1996, and $3,037.92 in 1995. This item also includes meeting  attendance fees of $3,725.00 in 1996, and $8,200.00 in 1995.

     The entire Board of Directors reviews and determines the compensation for the officers of the Bank. The Board's Compensation Committee is responsible for making specific compensation recommendations to the Board. The Compensation Committee consists of Messrs. Brodbeck, Just, Kopp, McWilliams and Soles. Mr. Just is the only executive officer who is a member of the Board and thus participates in decisions concerning compensation. In 1992, the Bank entered into an Executive Employee Salary Continuation Agreement with Mr. Just. The Agreement calls for continued compensation of $40,000 per year for 17 years upon retirement or, in specific cases, termination of Mr. Just's employment. Normal retirement is defined as age 60. The contractual benefit is being funded with the purchase of life insurance policies owned by the Bank insuring Mr. Just.

Directors Compensation

     The directors of the Company do not receive any fees for serving on the Board. Outside directors of the Bank receive $300 per meeting attended for regularly scheduled monthly Board of Directors meetings. They also receive $150 for each Committee meeting (averaging two per month or 24 per year) and an annual $500 bonus. Bank board members are also eligible for the Bank's health insurance plan and the Bank pays 75% of the monthly premium for this coverage. The current cost to the Bank for health insurance coverage for outside directors is $4,191.84 per participating director per year.

     The only inside director of the Bank is President and CEO Robert J. Just, Jr. Until June 30, 1996, Mr. Just received the same meeting attendance fees as outside directors but did not receive the annual director bonus. As of July 1, 1996, no meeting attendance fees are paid Mr. Just over and above his regular salary.

Certain Transactions

     The Company has not engaged in any transactions or entered into any contracts with any of its directors or executive officers. No such transactions or contracts are anticipated at this time by the Company.

     The Bank has had, in the ordinary course of business, and will continue to have in the future, banking transactions such as personal and business loans with its directors and officers. Such loans are now and will continue to be on the same terms, including collateral and interest rate, as those prevailing at the same time for comparable transactions with others of similar credit standing and do not and will not in the future involve more than normal risks of collectibility or present other unfavorable features.

     At no time during 1996 and 1997 did the maximum aggregate direct and indirect extensions of credit to any director, executive officer or 10% shareholder of the Company or Bank, and to his or her respective related interest, exceed fifteen percent (15%) of the Bank's capital. From time to time, the Bank has entered into nonbanking business transactions with entities with which some of its directors are affiliated. Those transactions have been at arm's length and at competitive prices.

                             PRINCIPAL SHAREHOLDERS

     The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of March 31, 1998, and as adjusted to reflect the sale of Common Stock offered hereby, by (i) each person who is known to the Company to own beneficially more than five percent (5%) of the Company's outstanding stock; (ii) each of the Company's Directors; (iii) each of the Company's executive officers; and (iv) all Directors and executive officers of the Company as a group.

                                                                                        Percentage of
                                                                                        Outstanding Shares
                                                                                     ---------------------------
                                                  Number of
                                                  Shares Benefi-      Expected          Prior To       After
Name(1)                                           cially Owned(2)     Purchase          Offering       Offering
-------                                           ----------------   ------------    -------------   -----------
Wilson J. Boldt(3).......................               650               200              2.4%          2.2%
Barry J. Brodbeck(4).....................                50               100              *             *
Keith R. Buchert.........................                60               200              *             *
Donna J. Hoppenjan(5)....................                20                10              *             *
Robert J. Just, Jr.(6)...................               380               275              1.4%          1.7%
W. Phil Karrmann(7)......................             1,230               100              4.6%          3.4%
Richard J. Kopp(8).......................               250               240              *             1.3%
Richard L. McWilliams(9).................               340               350              1.3%          1.8%
James D. Soles(10).......................               600                 0              2.2%          1.5%
Douglas W. Speth.........................                90                65              *             *

Directors and executive officers
as a group...............................             3,670             1,540             13.6%         13.4%

-----------------------------------
*    Less than one percent (1%).
(1)  The  address  of  each  principal  shareholder  is  25  East  Pine  Street, Platteville, Wisconsin 53818.
(2)  Unless otherwise stated below, each person has sole voting and investment power with respect to all such shares.
(3)  Includes 150 shares beneficially owned by Mr. Boldt's spouse, Vera Boldt.
(4)  Mr. Brodbeck is also a beneficiary of the Richard W. Brodbeck Family Trust, Gus Harms, Trustee. The Trust owns 560 shares.
(5)  Includes 10 shares  beneficially owned by Ms. Hoppenjan and her spouse, Rick Hoppenjan.
(6)  Includes 20 shares beneficially owned by Mr. Just's spouse, Joan E. Just.
(7)  Includes 630 shares  beneficially  owned by Mr. Karrmann's  spouse, Barbara H. Karrmann.
(8)  Includes 250 shares held by a trust for which Mr. Kopp and his spouse,  Patricia T. Kopp,  act as  trustees.
(9)  Includes  130 shares beneficially  owned by Mr.  McWilliams'  spouse,  Patricia A.  McWilliams.
(10) Includes 200 shares beneficially owned by Mr. Soles' spouse, Maxine F. Soles.

                           SUPERVISION AND REGULATION

General

     Financial institutions and their holding companies are extensively regulated under federal and state law. Consequently, the growth and earnings performance of the Company and the Bank can be affected not only by management decisions and general economic conditions, but also by the statutes administered by, and the regulations and policies of, various governmental regulatory authorities including, but not limited to, the Federal Reserve Board, the Federal Deposit Insurance Corporation ("FDIC"), the Wisconsin Department of Financial Institutions Division of Banking ("DFI"), the Internal Revenue Service ("IRS"), federal and state taxing authorities, and the Securities and Exchange Commission ("SEC"). The effect of such statutes, regulations and policies can be significant, and cannot be predicted with a high degree of certainty.

     Federal and state laws and regulations generally applicable to financial institutions and their holding companies regulate, among other things, the scope of business, investments, reserves against deposits, capital levels relative to operations, the nature and amount of collateral for loans, the establishment of branches, mergers, consolidations and dividends. The system of supervision and regulation applicable to the Company and the Bank establishes a comprehensive framework for their respective operations and is intended primarily for the protection of the FDIC's deposit insurance funds and the depositors, rather than the shareholders, of the Bank.

     The following references to material statutes and regulations affecting the Company and the Bank are brief summaries thereof and do not purport to be complete, and are qualified in their entirety by reference to such statutes and regulations. Any change in applicable law or regulations may have a material effect on the business of the Company and the Bank.

Banking Regulation

     The Company is subject to the supervision of the Board of Governors of the Federal Reserve System under the Act. In accordance with Federal Reserve Board policy, the Company acts as a source of financial strength to the Bank and commits resources to support the Bank in circumstances where the Company might not do so absent such policy. As a bank holding company, the Company is required to file with the Board of Governors annual reports and such additional information as the Board of Governors may require pursuant to the Act. The Board of Governors may make examinations of the Company and its subsidiary. Because the Bank is chartered under Wisconsin law, the Company is also subject to the examination, supervision, reporting and enforcement requirements of the DFI.

     The Act requires every bank holding company to obtain the prior approval of the Board of Governors before it may acquire direct or indirect ownership of more than five percent (5%) of the voting securities or substantially all of the assets of any bank. The Act limits the activities by bank holding companies to managing, controlling, and servicing their subsidiary banks and to engaging in certain nonbanking activities which have been determined by the Board of

Governors to be closely related to banking. Similarly, the Act, with specified exceptions relating to permissible nonbanking activities, forbids holding companies from acquiring voting control (generally, 25% or more of the voting power) of any company which is not a bank. Some of the activities that the Board of Governors has determined by regulation to be closely related to banking are making or servicing loans, leasing real and personal property where the lease serves as the functional equivalent of as an extension of credit, making investments in corporations or projects designed primarily to promote community welfare, acting as an investment or financial advisor, providing data processing services, and acting as an insurance agent or broker, as those activities are defined and limited by the regulation.

     Subsidiary banks of a bank holding company are subject to certain restrictions imposed by the Act on any extensions of credit to the bank holding company or any of its subsidiaries, on investments in the stock or other securities thereof, and on the taking of such stock or securities as collateral for loans to any borrower. Further, under the Act and regulations of the Board of Governors, a bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with any extension of credit or provision of any property or services. The Board of Governors possesses cease and desist powers over bank holding companies and their nonbanking subsidiaries if their actions represent as an unsafe or unsound practice or a violation of law.

     The Bank is a Wisconsin-chartered bank. Its deposit accounts are insured by the Bank Insurance Fund (the "BIF") of the FDIC. As a BIF-insured, Wisconsin-chartered bank, the Bank is subject to the examination, supervision, reporting and enforcement requirements of the DFI, as the chartering authority for Wisconsin banks, and the FDIC, as administrator of the BIF. Areas subject to regulation by the authorities include reserves, investments, loans, mergers, issuance of securities, payment of dividends, establishment of branches, and other aspects of banking operations.

Capital Requirements for the Company and the Bank

     The Bank is well capitalized and the Company is adequately capitalized using total capital-to-risk-weighted assets. Both the Company and the Bank are "well capitalized" with regard to Tier 1 capital ratios. The Federal Reserve Board and the FDIC use capital adequacy guidelines in their examination and regulation of bank holding companies and banks. If capital falls below minimum guideline levels, a bank holding company may, among other things, be denied approval to acquire or establish additional banks or nonbank businesses.

     The Federal Reserve Board and the FDIC's capital guidelines establish the following minimum regulatory capital requirements for bank holding companies: a risk-based requirement expressed as a percentage of total risk-weighted assets, and a leverage requirement expressed as a percentage of total assets. The risk-based requirement consists of a minimum ratio of total capital to a total risk-weighted assets of 8%, of which at least one-half must be Tier 1 capital (which consists principally of shareholders' equity). The leverage requirement consists of a minimum ratio of Tier 1 capital to total assets of 3% for the most highly rated companies, with minimum requirements of 4% to 5% for all others.

     As of December 31, 1997, the Bank's ratio of total capital to risk-weighted assets was 13.2%, its ratio of Tier 1 capital to risk-weighted assets was 11.9%, and its ratio of Tier 1 capital to average assets was 8.4%.

     The risk-based and leverage standards presently used by the Federal Reserve Board and the FDIC are minimum requirements, and higher capital levels will be required if warranted by the particular circumstances or risk profiles of individual banking organizations. Further, any banking organization experiencing or anticipating significant growth would be expected to maintain capital ratios, including tangible capital positions (i.e., Tier 1 capital less all intangible assets), well above the minimum levels.

FDIC Deposit Insurance Premiums

     The Bank pays deposit insurance premiums to the FDIC based on a risk-based assessment system established by the FDIC for all institutions insured by the FDIC. The Bank has been classified as a well capitalized bank and, therefore, the Bank has paid FDIC premiums at the lowest rate. The premiums assessable in 1997 for FDIC insurance were approximately $12,143.57.

Loan Limits to Borrowers

     Generally, under the Wisconsin Banking Law, a Wisconsin-chartered bank may make to any one borrower total loans and extensions of credit fully secured by collateral having a market value at least equal to the loan in as an amount not to exceed 20% of the capital of the bank. Bank holding companies are not subject to specific limitations on loans to one borrower. However, bank holding company lending activities require the prior approval of the Federal Reserve Board under Regulation Y. The Company has not made loans to any persons and has no present intention of making any loans.

Interstate Banking and Branching

     Since September 1995, bank holding companies have been permitted under federal banking law to acquire banks located in any state in the United States without regard to geographic restrictions or reciprocity requirements imposed by state law, but subject to certain conditions, including limitations on the aggregate amount of deposits that may be held by the acquiring holding company and all of its insured depositor institution affiliates. Banks are permitted under federal banking law to establish interstate branch networks through acquisitions of other banks, subject to certain conditions, including certain limitations on the aggregate amount of deposits that may be held by the surviving bank and all of its insured depository institution affiliates. The establishment of de novo interstate branches or the acquisition of individual branches of a bank in another state (rather than the acquisition of as an out-of-state bank in its entirety) is allowed only if specifically authorized by state law. Over time, the interstate banking and branching laws may increase competition in the market served by the Company and the Bank.

                           DESCRIPTION OF COMMON STOCK

     The Company's authorized capital stock consists of 300,000 shares, no par value, all of one class, designated as common stock, of which 26,940 shares, as of the date hereof, are issued and/or outstanding. The maximum number of shares of the Company's common stock which will be issued in this Offering is 12,000 shares which constitutes four percent (4%) of the authorized capital stock of the Company.

Voting Rights

     Each share of Company stock has one vote on all matters presented to the shareholders of the Company, and may not be voted cumulatively. Shareholders have no preemptive rights or other rights to subscribe for additional shares of the Company. Each act by the shareholders of the Company requires a majority vote, except as otherwise provided by law or its Articles of Incorporation.

     Presently, the Board of Directors of the Company consists of nine members. The Board is divided into three classes consisting of three directors. Directors are elected at the annual meeting of shareholders for a term of three years and until their successors are duly elected and qualified, except that the initial term of office for Messrs. Brodbeck, Just and Kopp is one year and Messrs. Buchert, Karrmann and McWilliams is two years. No Company directors may be removed, with or without cause, except by an affirmative vote of seventy-five percent (75%) of the directors or of the outstanding shares entitled to vote.

     The officers of the Company will be elected annually by the Company Board of Directors. The directors of the Company will vote the shares of Bank stock held by the Company, and therefore will elect the Bank Board of Directors.

     There is no requirement that the Boards of the Bank and of the Company be identical. Shareholders of the Company will exercise direct control over the Company by election of the Company directors and by other voting rights, and therefore will exercise indirect control over the Bank. The direct control of the Bank stock will be exercised by the Company Board of Directors, who are obligated to act in the best interests of the Company shareholders.

Dividends

     The Company has paid dividends to its shareholders as follows:

                   Year Paid                  Dividend Per Share
                   ---------                  ------------------
                   1997                       None
                   1998                       $7.50

     The Board of Directors of the Company intends to pay cash dividends on its Common Stock at least annually. Substantially all of the Company's assets consist of its investment in the Bank and the availability of funds for dividends to be paid by the Company depends primarily upon the receipt of dividends from the Bank. Dividends of the Company are also dependent on future earnings, the financial condition of the Company and the Bank, and other factors. Whether the dividends, if any, paid by the Company in the future will be equal to, less than, or more than the dividends paid by the Bank in the past cannot be predicted.

     The Bank has paid cash dividends on its common stock each year since 1988, and expects to continue to pay dividends to its sole shareholder, the Company, in the future. Recent dividends have been as follows:

                   Year Paid                  Dividend Per Share
                   ---------                  ------------------
                   1994                       $65.00
                   1995                       $70.00
                   1996                       $75.00
                   1997                       $75.00

These dividends were paid on the Bank's stock prior to the 9-for-1 stock dividend in 1997. In 1998, the Bank paid a dividend to its sole shareholder, the Company, a total of $950,000.

     Under the Wisconsin Banking Law, the Board of Directors of a bank may declare and pay a dividend from its undivided profits in an amount they consider expedient. The Board of Directors shall provide for the payment of all expenses, losses, required reserves, taxes, and interest accrued or due from the bank before the declaration of dividends from undivided profits. If dividends declared and paid in either of the two immediately preceding years exceeded net income for either of those two years respectively, the bank may not declare or pay any dividend in the current year that exceeds year-to-date net income except with the written consent of the DFI.

     A bank's dividends may not in any way impair or diminish the capital of the bank other than by reducing undivided profits. If a dividend is paid that does not comply with this limitation, every shareholder receiving the dividend is liable to restore the full amount of the dividend unless the capital is subsequently made good. If the Board of Directors of a bank pays dividends when the bank is insolvent or in danger of insolvency, or not having reason to believe that there were sufficient undivided profits to pay the dividends, the members of the Board of Directors are jointly and severally liable to the creditors of the bank at the time of declaring dividends in an amount equal to twice the amount of the dividends.

     Federal regulators have authority to prohibit a bank from engaging in any action deemed by them to constitute an unsafe or unsound practice, including the payment of dividends. In addition to the foregoing, Wisconsin business corporations such as the Company are prohibited by Wisconsin law from paying dividends while they are insolvent or if the payment of dividends would render them unable to pay debts as they come due in the usual course of business.

Market for the Stock

     There is no established public trading market for Company stock. Although Company purchases of its own shares will generally be permissible, in some circumstances prior approval of the Federal Reserve Board may be required. Specifically, if the Company desires to purchase as much as 10% (in value) of its own stock in any 12-month period, it may be required to obtain approval for so doing from the Federal Reserve Board. Otherwise, the Company is restricted by sound business judgment, its prior commitments, and the consolidated financial condition of the Company and the Bank. In no event may a Wisconsin corporation purchase its own shares when the corporation is insolvent or when such a purchase would make it insolvent. Although the Company may be able, in the Board's discretion, to purchase shares of its stock, it is not obligated to do so. In the event that the Company fails to exercise its right of first refusal, a selling shareholder may be required to locate a prospective buyer for his or her shares on a person-to-person basis.

Right of First Refusal

     Pursuant to Article 5C of its Articles of Incorporation, the Company has a right of first refusal to purchase any shares of its stock at the price and on the terms and conditions offered to any Company shareholder by a prospective purchaser.

     The right of first refusal applies to all sales, assignments, or dispositions of any right, title or interest in or to Company shares, whether voluntary or by operation of law, except for (1) transactions between a shareholder and his or her spouse, a member of his or her immediate family or lineal descendants of his or her immediate family, and (2) any pledge of Company stock. For purposes of transactions described in (1), "immediate family" means a shareholder's children, ancestors, brothers and sisters (whether by full or half blood), the spouses of such brothers and sisters, and the lineal decedents of the shareholder's spouse. Transferees in either of the transactions described in
(1) or (2) are subject to the Company's right of first refusal. The Company is not obligated to make any purchases of the Company stock, but may do so at the discretion of its Board of Directors.

     In the event a shareholder (the "Selling Shareholder"), desires to dispose of his or her shares of stock, or any portion thereof (the "Offered Shares"), other than in a transaction of the type described in (1) or (2) above, without first obtaining the written consent of the Company, the Selling Shareholder, first, shall give the Company written notice of his or her intent to do so, stating the identity of the proposed transferee of the Offered Shares, the number of Offered Shares the Selling Shareholder proposes to transfer, the proposed consideration for the Offered Shares and the other terms and conditions of the proposed transfer of the Offered Shares. The Company shall have a right of first refusal to acquire all, but not less than all, of the Offered Shares for the consideration and on the other terms and conditions offered by the proposed transferee and as contained in the written notice given to the Company by the Selling Shareholder. The Company shall exercise its right to acquire the Offered Shares by giving written notice to the Selling Shareholder, indicating the number of Offered Shares it will acquire, within thirty (30) days following receipt of the written notice from the Selling Shareholder. If the Company does not exercise its acquisition rights within that time period, the Selling

Shareholder shall be free for a period of thirty (30) days thereafter to transfer all of the Offered Shares to the transferee identified in the written notice to the Company, at the same consideration and on the same terms and conditions set forth in the notice. After giving notice of the intended transfer, the Selling Shareholder shall refrain from participating as an officer, director or shareholder of the Company with respect to the Company's decision on whether or not to acquire the Offered Shares unless requested by the other shareholders holding a majority of the Company's outstanding shares of capital stock, not including the shares held by the Selling Shareholder. As a condition precedent to the effectiveness of any transfer of Offered Shares, the transferee shall agree in writing to be bound by all of the terms and conditions of the Company's right of first refusal.

     Each certificate representing shares of Company stock shall bear a legend in substantially the following form:

          "The shares represented by this certificate and any sale, transfer, or other disposition thereof are restricted under and subject to the terms and conditions contained in Article 5C of the Corporation's Articles of Incorporation, a copy of which is on file at the offices of the Corporation."

     The provisions of the Company's Articles of Incorporation relating to this right of first refusal may not be amended, altered or repealed except by the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of Company stock.

     The Company's right of first refusal may reduce the ability of third parties to obtain control of the Company. In particular, the Company's right to match the price offered by a prospective buyer might make acquisitions of large blocks of Company stock by other buyers more difficult. The right of first refusal might also discourage tender offers, proxy contests, or other attempts to gain control of the Company through the acquisition of voting stock. Shareholders who might support the takeover of the Company in a given situation could amend, alter or repeal the right-of-first-refusal provision only by obtaining an affirmative vote of seventy-five percent (75%) of the issued and outstanding shares.

     Because of these effects, this provision may render removal of current management by a new owner less likely. This could be the case whether or not such removal would be beneficial to shareholders generally. Another overall effect of the provision may be to limit shareholder participation in transactions such as tender offers.

     Whether the right of first refusal serves as an advantage to management or to shareholders depends on the particular circumstances. In a hostile tender offer, for example, members of management and shareholders who support the present ownership may benefit from the provision, while shareholders desirous of participating in the tender offer or removing management would be disadvantaged.

     The Boards of Directors of the Company and the Bank believe that giving the Company a right of first refusal to purchase shares of its stock is in the best interests of the Company and its shareholders and the Bank because one of the purposes of forming the Company was to enable the Bank to continue under local control. The proposed right of first refusal effectuates this purpose by providing a mechanism for assuring local control of the Company and the Bank.

     The Articles of Incorporation also require the affirmative vote of seventy-five percent (75%) of the outstanding shares of voting stock to approve certain fundamental changes such as mergers or consolidations of the Company or the sale of all or substantially all of the Company's assets, unless such changes have received advance approval of seventy-five percent (75%) of the Company's directors, in which case the required vote is a majority.

     In addition, the Articles of Incorporation provide that the provisions of the Articles of Incorporation establishing the Company's classified board of directors, establishing additional voting requirements, and providing the Company with a right of first refusal to purchase its stock may be amended only by the affirmative vote of not less than seventy-five percent (75%) of the outstanding shares of voting stock of the Company.

     As set forth in Sections 180.0850 through 180.0859 of the Wisconsin Statutes, the bylaws of the Company require that the Company indemnify a director or officer from all reasonable expenses and liabilities asserted against, incurred by, or imposed on that person in any proceeding to which he or she is made or threatened to be made a party by reason of being or having been an officer or director of the Company. Indemnification will not be made if the person breached a duty to the Company in one of the following ways: (a) a wilful failure to deal fairly with the Company in a matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the person derived improper personal profit; or (d) wilful misconduct. The right to indemnification includes, in some circumstances, the right to receive reimbursement of costs and expenses in such a proceeding as they are incurred.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be available to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions of its bylaws, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act.

     The Company may purchase insurance against liabilities asserted against its directors, officers, employees, or agents whether or not it has the power to indemnify them against such liabilities under the provisions of its bylaws or pursuant to applicable law. Indemnification insurance for directors and officers of the Company has not been purchased by the Company. The Company's directors and officers are named as additional insureds on the Bank's Directors and Officers liability coverage and on the Financial Institution Bond.

Value

     As of March 31, 1998, the net tangible book value of the Company's Common Stock, according to the Bank's internal financial statements, was $6,834,566.24, or $253.88 per share. Net tangible book value is the total shareholders' equity of the Company less intangible assets. Net tangible book value per share is determined by dividing the net tangible book value of the Company by the number of outstanding shares of Common Stock. An appraisal of the Bank stock prepared for Bank management by Bankers' Service Corporation as of March 31, 1998, estimated the value of the stock as it relates to minority share transactions at $301.00 per share, or 119% of adjusted book value and 8.9x (times) weighted average earnings.

     To the best knowledge of the Company, there have been 3 different transfers of its Common Stock, involving a total of 40 shares, between January 1, 1997, and the date of this Prospectus. To the best of the Company's knowledge, most of those transactions were conducted at a price ranging from $220.00 to $252.80 per share. Also, to the Company's knowledge, there have been 19 additional transfers of its Common Stock between family members for no consideration. In addition, in May, 1997, the Bank purchased 906 shares owned by the E.R. and Mariam T. Clare Trust, which at the time constituted approximately twenty-six percent 26% of the Company, at a purchase price of $4,238.40 per share. The price paid for these shares equals $423.84 per share when adjusted for the 9 for 1 stock dividend issued in December 1997.

Other

     (a) Liquidation Rights. The shareholders of the Company are entitled to share pro rata in the net assets of the organization, after payment of all liabilities, if the organization is ever liquidated.

     (b) Preemptive Rights. Shareholders of the Company do not have preemptive rights to acquire additional shares of the organization that may be issued in the future.

     (c) Conversion Rights. The Company stock is not convertible into any other security.

     (d) Call. The Company stock is not subject to any call or redemption rights on the part of the organization.

     (e) Assessability. All of the Company stock issued in connection with this Offering is or will be fully paid and nonassessable, except as provided by law. The Wisconsin Business Corporation Law imposes a statutory liability on shareholders of every corporation up to as an amount equal to the par value of their shares, and to the consideration for which their shares without par value were issued, for all debts owing to employees of the corporation for services performed for such corporation, but not exceeding six months' service in any one case.

                         SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 38,940 shares of Common Stock issued and/or outstanding. Of these shares, the 12,000 shares sold in the Offering will be freely tradable by persons other than "affiliates" of the Company without restriction or registration under the Securities Act, notwithstanding the Company's right of first refusal. In general, an affiliate for these purposes includes directors, executive officers, and any person who, individually or through a group, is deemed to control the Company. Members of a family may be regarded as members of a group if, by acting in concert, they have the power to control the Company. Control may be evidenced by ownership of ten percent (10%) or more of the voting securities of the Company. Certificates for shares of Company stock received by an affiliate in the Offering will carry a legend referring to the resale restrictions. Specifically, that legend will state:

          THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY BE OFFERED AND SOLD ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OF 1933, AS AMENDED, OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     In addition, the Company will issue stop-transfer instructions to the Company transfer agent with respect to such certificates. The Company will not register the shares of its stock for resale, and any such registration will be at the expense of any shareholder desiring such registration.

     This Prospectus may not be used by an affiliate of the Company for the resale of Company stock received in this Offering.

                                LEGAL PROCEEDINGS

     The Company is not aware of any legal proceeding that is threatened or pending in which the Company or the Bank is involved.


                                  LEGAL MATTERS

     Certain legal matters in connection with this Offering are being passed upon for the Company by Boardman, Suhr, Curry & Field LLP, Madison, Wisconsin.

                                     EXPERTS

     The consolidated financial statements of the Company have been included herein in reliance on the report of Conley McDonald LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

                              AVAILABLE INFORMATION

     The Company has filed with SEC, Washington, D.C., a Registration Statement (No. 333-53797) on Form SB-2 under the Securities Act of 1933, as amended ("Securities Act"), for the registration of Company Common Stock to be issued in their Offering. This Prospectus constitutes the Prospectus that was filed as part of that Registration Statement.

     The Company is not currently a reporting company pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), but will be subject to the informational requirements of the Exchange Act following the completion of the Offering, pursuant to ss. 15(d) of the Exchange Act. The Company's duty to file such reports in each fiscal year, except the year this registration statement becomes effective, is automatically suspended if, at the beginning of the fiscal year, the Company Common Stock is held by fewer than 300 shareholders. Upon completion of this Offering, the Company's Common Stock will be held by no more than 299 shareholders. Accordingly, the Company will file reports and other information with the SEC this fiscal year only. However, the Company will voluntarily provide shareholders with reports of the same nature, and with the same frequency, as are currently provided by the Company to Company shareholders.

     The reports and other information filed by the Company with the SEC can be inspected and copied at the SEC's public reference facilities at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's regional offices at 7 World Trade Center, Suite 1300, New York, NY 10048, and 450 West Madison Street, Chicago, IL 60661. Copies of such material may also be obtained from the SEC's Public Reference Section at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The information is also available on the SEC's website at http://www.sec.gov.

     Requests  for such  documents  may also be made to  Robert  J.  Just,  Jr.,
President,   Mound  City  Financial   Services,   Inc.,  25  East  Pine  Street,
Platteville, WI 53818, (608) 348-2685.

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                       MOUND CITY FINANCIAL SERVICES, INC.


                                                                         Page
                                                                         ----
Report of Conley McDonald LLP, Independent Auditors......................F-2

Consolidated Balance Sheets as of December 31, 1997 and 1996.............F-3

Consolidated Statements of Income for the years ended
December 31, 1997, 1996 and 1995.........................................F-4

Consolidated Statements of Comprehensive Income for the
years ended December 31, 1997, 1996 and 1995.............................F-5

Consolidated Statements of Changes in Stockholders' Equity
for the years ended December 31, 1997, 1996 and 1995.....................F-6

Consolidated Statements of Cash Flows for the years
ended December 31, 1997, 1996 and 1995...................................F-7

Notes to Consolidated Financial Statements...............................F-9

Consolidated Balance Sheet as of March 31, 1998..........................F-27

Consolidated Statements of Income for the three months
ended March 31, 1998 and 1997............................................F-28

Consolidated Statements of Comprehensive Income for the three months ended March 31, 1998 and 1997............................................F-29

Consolidated Statements of Changes in Stockholders' Equity for the
three months ended March 31, 1998 and 1997...............................F-29

Consolidated Statements of Cash Flows for the three months
ended March 31, 1998 and 1997............................................F-30

Notes to Interim Consolidated Financial Statements.......................F-31

                          INDEPENDENT AUDITOR'S REPORT




Board of Directors
Mound City Financial Services, Inc.
   and Subsidiary
Platteville, Wisconsin

We have audited the accompanying consolidated balance sheets of Mound City Financial Services, Inc. and Subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity, and cash flows for the years ended December 31, 1997, 1996 and 1995. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Mound City Financial Services, Inc. and Subsidiary as of December 31, 1997 and 1996, and the results of its operations and its cash flows for the years ended December 31, 1997, 1996 and 1995, in conformity with generally accepted accounting principles.

As described in Note B to the financial statements, the 1996 and 1995 financial statements have been restated to adopt FASB No. 130.


                                   Conley McDonald LLP

Brookfield, Wisconsin
January 23, 1998

                                    MOUND CITY FINANCIAL SERVICES, INC. AND SUBSIDIARY

Consolidated Balance Sheets
December 31, 1997 and 1996
------------------------------------------------------------------------------------------------------------------
ASSETS                                                                                   1997              1996
------------------------------------------------------------------------------------------------------------------

Cash and due from banks (Note C)                                                   $   3,495,103     $   4,253,805
Federal funds sold                                                                     4,562,000         3,468,000
                                                                                   -------------------------------
         Cash and cash equivalents                                                     8,057,103         7,721,805
Available for sale securities stated at fair value (Note D)                           19,956,739        20,070,636
Loans, less  allowance for loan losses of $1,159,300 and
     $1,104,338 in 1997 and 1996 respectively (Notes E, F and N)                      87,268,114        80,551,383
Office buildings and equipment, net (Note G)                                           4,343,474         4,386,082
Accrued interest receivable and other assets (Note  J)                                 2,489,203         2,315,022
                                                                                   -------------------------------
         Total assets                                                              $ 122,114,633     $ 115,044,928
                                                                                   ===============================
LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------------------------------------------------------------------------------------
Liabilities:
Deposits: (Note H)
     Demand                                                                        $  10,029,112     $  10,133,795
     Savings and NOW                                                                  34,400,049        28,622,318
     Other Time                                                                       64,721,866        64,186,171
                                                                                   -------------------------------
         Total deposits                                                              109,151,027       102,942,284
Short-term borrowings (Note I)                                                         4,376,625           469,334
Accrued interest payable and other liabilities (Note J and L)                          1,771,702         1,692,201
                                                                                   -------------------------------
         Total liabilities                                                           115,299,354       105,103,819
                                                                                   -------------------------------

Commitments and contingencies (Note M)
Stockholders' equity: (Notes P and Q)
Common stock, no par value, $1.00 stated value; 300,000                                   26,940            36,000
     shares authorized, 26,940 and 36,000 shares issued in
     1997 and 1996 respectively
Surplus                                                                                6,270,446         7,464,000
Retained earnings (Notes O and R)                                                        362,546         2,289,873
                                                                                   -------------------------------
                                                                                       6,659,932         9,789,873
     Less Treasury stock, 20 shares in 1997, at cost                                     (5,056)                 -
Accumulated other comprehensive income -unrealized
     gain on available for sale securities, net                                          160,403           151,236
         Total stockholders' equity                                                    6,815,279         9,941,109
                                                                                   -------------------------------

         Total liabilities and stockholders' equity                                $ 122,114,633     $ 115,044,928
                                                                                   ===============================

See Notes to Consolidated Financial Statements.

                                  MOUND CITY FINANCIAL SERVICES, INC. AND SUBSIDIARY

Consolidated Statements of Income
Years ended December 31, 1997, 1996 and 1995
----------------------------------------------------------------------------------------------------------------
                                                                    1997               1996              1995
                                                               -------------------------------------------------

Interest income:
   Interest and fees on loans (Note E)                         $    7,509,603   $  6,794,327       $  6,064,097
   Interest on investment securities:
      Taxable                                                         740,450         877,008           905,741
      Tax-exempt                                                      452,480         442,715           443,338
   Interest on federal funds sold                                     130,688          95,507           201,220
                                                               ------------------------------------------------
         Total interest income                                      8,833,221       8,209,557         7,614,396
                                                               ------------------------------------------------

Interest expense:
   Interest on deposits (Note  H)                                   4,794,625       4,292,758         3,853,603
   Interest on short-term borrowings (Note I)                         233,587          25,985            13,719
                                                               ------------------------------------------------
      Total interest expense                                        5,028,212       4,318,743         3,867,322
                                                               ------------------------------------------------
      Net interest income before provision for loan losses          3,805,009       3,890,814         3,747,074
   Provision for loan losses (Notes E and F)                          130,000         183,851           110,000
                                                               ------------------------------------------------
         Net interest income after provision for loan losses        3,675,009       3,706,963         3,637,074
                                                               ------------------------------------------------

Other operating income:
   Service fees                                                       364,164         295,259           283,533
   Other income                                                       313,018         199,975           204,865
   Securities gain (losses) (Note D)                                    5,241            (649)          (60,948)
                                                               ------------------------------------------------
         Total other operating income                                 682,423         494,585           427,450
                                                               ------------------------------------------------

Other operating expenses:
   Salaries                                                         1,250,802         1,161,158       1,083,422
   Employee benefits                                                  521,380           473,282         454,246
   Occupancy expense                                                  477,572           418,074         312,441
   Computer services                                                  163,706           145,551         134,474
   FDIC assessment                                                     12,144            31,699         102,562
   Other expenses (Note L)                                            811,368           779,008         644,889
                                                               ------------------------------------------------
         Total other operating expenses                             3,236,972         3,008,772       2,732,034
                                                               ------------------------------------------------
Income before income taxes                                          1,120,460         1,192,776       1,332,490
   Less applicable income taxes (Note J)                              208,501           254,580         315,967
                                                               ------------------------------------------------

         Net income                                            $      911,959   $       938,196    $  1,016,523
                                                               ================================================

         Earnings per share                                    $        30.49   $         26.06    $      28.24
                                                               ================================================
         Weighted average shares outstanding                           29,914            36,000          36,000
                                                               ================================================

See Notes to Consolidated Financial Statements.

                                    MOUND CITY FINANCIAL SERVICES, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income
Years ended December 31, 1997, 1996 and 1995
----------------------------------------------------------------------------------------------------------------
                                                                    1997               1996              1995
                                                               -------------------------------------------------
Net income                                                     $    911,959    $     938,196      $   1,016,523
                                                               ------------------------------------------------

Other comprehensive income:
   Unrealized gains (losses) arising during period                   12,629          (71,287)           535,481
      Reclassified adjustment for (gains)
         losses included in net income                               (3,459)          (7,053)            69,924
                                                               ------------------------------------------------
         Total other comprehensive income                             9,170          (78,340)           605,405
                                                               ------------------------------------------------

         Comprehensive income                                  $    921,129    $     859,856      $   1,621,928
                                                               ================================================


See Notes to Consolidated Financial Statements.

                                      MOUND CITY FINANCIAL SERVICES, INC. AND SUBSIDIARY

Consolidated  Statements of Changes in Stockholders  Equity Years ended December
31, 1997, 1996 and 1995
------------------------------------------------------------------------------------------------------------------------------
                                                                                                    Other
                                                                                                 comprehensive
                                                                                                 income (loss)
                                                                                              -------------------
                                                                                                  Unrealized
                                                                                                  gain (loss)
                                                                                                 on available        Total
                                           Common                    Retained       Treasury       for sale      stockholders
                                            stock      Surplus       earnings        stock        securities        equity
                                         -------------------------------------------------------------------------------------

Balances, December 31, 1994 (Note P)        $  3,600  $  5,996,400   $ 2,375,154    $     -      $(375,829)     $ 7,999,325
    Adjustment for 10 for 1
      stock split (Note Q)                    32,400      (32,400)             -          -              -                -
                                         ------------------------------------------------------------------------------------

Balances, December 31, 1994 (restated)        36,000     5,964,000     2,375,154          -       (375,829)       7,999,325
   Dividends - $7.50 per share                     -             -      (270,000)         -              -         (270,000)
   Net income - 1995                               -             -     1,016,523          -              -        1,016,523
   Other comprehensive income (loss) -
      change in unrealized gain (loss) on
      available for sale securities, net           -             -             -          -        605,405          605,405
   Transfer from retained earnings                 -     1,000,000    (1,000,000)         -              -                -
                                         ------------------------------------------------------------------------------------

Balances, December 31, 1995                   36,000     6,964,000     2,121,677          -        229,576        9,351,253
   Dividends - $7.50 per share                     -             -      (270,000)         -              -         (270,000)
   Net income - 1996                               -             -       938,196          -              -          938,196
   Other comprehensive income (loss) -
      change in unrealized gain (loss) on
      available for sale securities, net           -             -             -          -        (78,340)         (78,340)
   Transfer from retained earnings                 -       500,000      (500,000)         -              -                -
                                         ------------------------------------------------------------------------------------

Balances, December 31, 1996                   36,000     7,464,000     2,289,873          -        151,236        9,941,109
   Dividends - $7.50  per share                    -             -      (201,900)         -              -         (201,900)
   Net income - 1997                               -             -       911,959          -              -          911,959
   Purchase 20 shares of Treasury stock            -             -             -     (5,056)             -           (5,056)
   Purchase of 906 dissenter
      shares of bank stock                    (9,060)   (1,193,554)   (2,637,386)         -              -       (3,840,000)
   Other comprehensive income (loss) -
      change in unrealized gain (loss) on
      available for sale securities, net           -             -             -          -          9,167            9,167
                                         ------------------------------------------------------------------------------------

Balances, December 31, 1997                 $ 26,940   $ 6,270,446   $   362,546    $(5,056)     $ 160,403    $   6,815,279
                                         ====================================================================================

See Notes to Consolidated Financial Statements.

                                    MOUND CITY FINANCIAL SERVICES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows
Years ended December 31, 1997, 1996 and 1995
-------------------------------------------------------------------------------------------------------------
                                                                    1997             1996            1995
                                                               ----------------------------------------------
Cash flows from operating activities:
   Net income                                                  $   911,959      $    938,196     $  1,016,523
                                                               ----------------------------------------------
   Adjustments  to  reconcile  net  income  to net
      cash  provided  by  operating activities:
         Depreciation                                              273,417           224,813          157,183
         Provision for loan losses                                 130,000           183,851          110,000
         Amortization and accretion of bond
            premiums and discounts - net                           (10,295)          (44,456)         (44,457)
         Provision (benefit) for deferred taxes                    (25,472)          (41,416)         (57,000)
         Securities (gain) losses                                   (5,241)              649           60,948
         Change in assets and liabilities:
            Increase in accrued interest
               receivable and other assets                        (178,855)         (138,846)        (163,754)
            Increase in accrued interest
               payable and other liabilities                       104,972           230,226          452,067
                                                               ----------------------------------------------
               Total adjustments                                   288,526           414,821          514,987
                                                               ----------------------------------------------
               Net cash provided by operating activities         1,200,485         1,353,017        1,531,510
                                                               ----------------------------------------------

  Cash flows from investing activities:
     Proceeds from maturities of securities                     10,494,251         5,620,360        2,741,155
     Purchase of securities                                    (19,613,625)      (11,440,576)      (4,790,000)
     Proceeds from sale of securities                            9,262,649         7,768,706        2,646,000
     Net increase in loans                                      (6,846,731)      (12,001,033)      (4,678,448)
     Purchase of office buildings and equipment                   (230,809)       (1,210,441)      (1,724,209)
                                                               -----------------------------------------------
                Net cash used in investing activities           (6,934,265)      (11,262,984)      (5,805,502)
                                                               -----------------------------------------------

                                   MOUND CITY FINANCIAL SERVICES, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows (concluded) Years ended December 31, 1997,
1996 and 1995
--------------------------------------------------------------------------------------------------------------
                                                                    1997             1996            1995
                                                               -----------------------------------------------
Cash flows from financing activities:
   Net increase in deposits                                    $ 6,208,743      $ 9,204,656      $ 8,215,184
   Net increase (decrease) in demand
      notes issued to U.S. Treasury                                507,291         (366,476)         693,684
   Payment  of  dissenter  shares                               (3,840,000)               -                -
   Proceeds on note payable                                      3,840,000                -                -
   Payment on note payable                                        (440,000)               -                -
   Purchase treasury shares                                         (5,056)               -                -
   Dividends paid                                                 (201,900)        (270,000)        (270,000)
                                                               ----------------------------------------------
         Net cash provided by financing activities               6,069,078        8,568,180        8,638,868
                                                               ----------------------------------------------
         Increase (decrease) in cash and cash
            equivalents                                            335,298       (1,341,787)       4,364,876

Cash and cash equivalents:
   Beginning of year                                             7,721,805        9,063,592        4,698,716
                                                               ----------------------------------------------

   End of year                                                 $ 8,057,103      $ 7,721,805      $ 9,063,592
                                                               ==============================================

Supplemental  disclosures  of cash flow  information:
  Cash paid during the year for:
      Interest                                                 $ 4,941,219      $ 4,178,178      $ 3,542,000
                                                               ==============================================

      Income taxes                                             $   269,908      $   299,824      $   387,000
                                                               ==============================================

Supplemental schedule for noncash
   investing and financing activities:
      Net change in unrealized gain (loss)
        on available for sale securities, net                  $     9,167      $   (78,340)     $   605,405
                                                               ==============================================

      Held to maturity securities reclassified to
        available for sale securities                          $         -      $         -      $14,159,000
                                                               ==============================================


See Notes to Consolidated Financial Statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note A.  Summary of Significant Accounting Policies

1.       Consolidation:

The consolidated financial statements of Mound City Financial Services, Inc. include the accounts of its wholly-owned subsidiary, Mound City Bank. Mound City Bank includes the accounts of its wholly-owned subsidiary, Mound City Investment Corporation. The consolidated financial statements have been prepared in conformity with generally accepted accounting principles and conform to general practices within the banking industry. All significant intercompany accounts and transactions have been eliminated in the consolidated financial statements. On May 1, 1997, Mound City Financial Services, Inc. and Subsidiary exchanged one
(1) share of common stock for each share outstanding of Mound City Bank.
(Note O).

2.       Nature of banking activities:

The consolidated income of Mound City Financial Services, Inc. (the "Company") is principally from income of its subsidiary, Mound City Bank. Mound City Bank (the "subsidiary Bank") grants agribusiness, commercial and residential loans, consumer loans, accepts deposits from customers and provides trust services, concentrated in the counties surrounding the subsidiary Bank's various locations. The subsidiary Bank is subject to competition from other financial institutions and nonfinancial institutions providing financial products. Additionally, the Company and the subsidiary Bank are subject to the regulations of certain regulatory agencies and undergo periodic examination by those regulatory agencies.

3.       Basis of financial statement presentation:

The preparation of financial statements in conformity with general accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period.
Actual results could differ from those estimates.

4.       Cash and cash equivalents:

For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and investments with original maturity of three months or less. Generally, federal funds are sold for one-day periods.

The subsidiary Bank maintains amounts due from banks which, at times, may exceed federally insured limits. The subsidiary Bank has not experienced any losses in such accounts.

5.       Available for sale securities:

Securities classified as available for sale are those debt securities that the Company and its subsidiary Bank intend to hold for an indefinite period of time, but not necessarily to maturity.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the subsidiary Bank's assets and liabilities, liquidity needs, regulatory capital consideration, and other similar factors. Securities classified as available for sale are carried at fair value. Unrealized gains or losses are reported as increases or decreases in other comprehensive income, net of the related deferred tax effect. Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.

6.       Held to maturity securities:

Securities classified as held to maturity are those debt securities the Company and its subsidiary Bank has both the intent and ability to hold to maturity regardless of changes in market conditions, liquidity needs or changes in general economic conditions. These securities are carried at cost, adjusted for amortization of premium and accretion of discount, computed by the interest method over their contractual lives. The sale of a security within three months of its maturity date or after collection of at least 85 percent of the principal outstanding at the time the security was acquired is considered a maturity for purposes of classification and disclosure.

7.       Trading securities:

Trading securities, which are generally held for the short term, usually under 90 days, in anticipation of market gains, are carried at fair value. Realized and unrealized gains and losses on trading account assets are included in interest income on trading account securities.

8.       Loans:

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or payoff are reported at the amount of unpaid principal, reduced by the allowance for loan losses. Interest on loans is calculated by using the simple interest method on daily balances of the principal amount outstanding. The accrual of interest income on impaired loans is discontinued when, in the opinion of management, there is reasonable doubt as to the borrower's ability to meet payment of interest or principal when they become due. When the interest accrual is discontinued, all unpaid accrued interest is reversed. Cash collections on impaired loans are credited to the loan receivable balance, and no interest income is recognized on those loans until the principal balance is current. Accrual of interest is generally resumed when the customer is current on all principal and interest payments and has been paying on a timely basis for a period of time.

9.     Allowance for loan losses:

The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that the collectibility of the principal is unlikely. Management's periodic evaluation of the adequacy of the allowance is based on the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations that may affect the borrowers ability to repay, the estimated value of any underlying collateral, and current economic conditions. While management uses the best information available to make its evaluation, future

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

adjustments to the allowance may be necessary if there are significant changes in economic conditions. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan's effective interest rate or, as a practical expedient, at the loan's observable market price or the fair value of the collateral if the loan is collateral dependent. A loan is impaired when it is probable the creditor will be unable to collect all contractual principal and interest payments due in accordance with the terms of the loan agreement.

In addition, various regulatory agencies periodically review the allowance for loan losses. These agencies may require the subsidiary Bank to make additions to the allowance for loan losses based on their judgments of collectibility based on information available to them at the time of their examination.

10.    Office buildings and equipment:

Depreciable assets are stated at cost less accumulated depreciation. Provisions for depreciation are computed on a straight-line or accelerated basis over the estimated useful lives of the assets, which are 40 years for office buildings and 3 to 25 years for equipment.

11.    Other real estate:

Real Estate properties acquired through, or in lieu of, loan foreclosure are to be sold and are initially recorded at fair value at the date of foreclosure establishing a new cost basis. After foreclosure, valuations are periodically performed by management and the real estate is carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in loss on foreclosed real estate.

12.    Off-balance-sheet financial instruments:

In the ordinary course of business, the subsidiary Bank has entered into off-balance-sheet financial instruments consisting of commitments to extend credit, commitments under credit card arrangements, commercial letters of credit and standby letters of credit. Such financial instruments are recorded in the financial statements when they are funded or related fees are incurred or received.

13.    Profit-sharing plans:

The   subsidiary   Bank  has   established   a  trusteed   contributory   401(k)
profit-sharing plan for qualified employees. The subsidiary Bank's policy is to fund contributions as accrued.

14.    Income taxes:

The Company files a consolidated federal income tax return and individual subsidiary state income tax returns. Accordingly, amounts equal to tax benefits of those companies having taxable federal losses or credits are reimbursed by the other companies that incur federal tax liabilities.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Amounts provided for income tax expense are based on income reported for financial statement purposes and do not necessarily represent amounts currently payable under tax laws. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes. The differences relate principally to the reserve for loan losses, nonaccrual loan income, deferred compensation, alternative minimum tax and fixed assets. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

15.    Trust assets and fees:

Property held for customers in fiduciary or agency capacities is not included in the accompanying balance sheet, since such items are not assets of the subsidiary Bank. In accordance with established industry practice, income from trust fees is reported on the cash basis. Reporting of trust fees on an accrual basis would have no material effect on reported income.

16.    Earnings per share:

Earnings per share are based on the Bank's weighted average number of shares outstanding during the year.

17.    Fair value of financial instruments:

Financial Accounting Standards Board Statement No. 107, Disclosures About Fair Value of Financial Instruments, requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Company.

The following methods and assumptions were used by the Company in estimating the fair value of its financial instruments:

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

   Carrying  amounts  approximate fair values for the following instruments:

                        Cash and cash equivalents
                        Federal funds sold
                        Short-term borrowing
                        Accrued interest receivable
                        Accrued interest payable
                        Variable  rate loans that  reprice  frequently  where no
                          significant change in credit risk has occurred
                        Demand  deposits  Variable  rate money  market  accounts
                        Variable rate certificate of deposit Trading account securities Available for sale securities

   Quoted market prices:

   Where available, or if not available, based on quoted market prices of comparable instruments for the following instrument:

                        Held to maturity securities

    Discounted cash flows:

    Using interest rates currently being offered on instruments with similar terms and with similar credit quality:

                        All loans except variable rate loans described above Fixed rate certificates of deposit Short-term borrowing Notes payable and other borrowing Interest rate swaps

   Quoted   fees   currently   being   charged   for   similar instruments:

   Taking into account the remaining terms of the agreements and the counterparties credit standing:

                        Off-balance-sheet instruments:
                           Guarantees
                           Letters of credit
                           Lending commitments

Since the majority of the Company's off-balance-sheet instruments consists of nonfee-producing, variable rate commitments, the Company had determined it does not have a distinguishable fair value.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note B.        Accounting Change

In 1997, the Financial Accounting Standards Board (FASB) issued Statement No. 130, Reporting Comprehensive Income, which requires all entities to report comprehensive income in the financial statements. This Statement is effective for fiscal years beginning after December 15, 1997 with early adoption permitted. The Company has elected to early adopt FASB No. 130. As provided by this Statement, 1996 comparative financial statements have been restated for the change in accounting principle. Adoption of this Statement has no effect on total stockholders equity.

Note C.        Cash and Due from Banks

The Company's Bank subsidiary is required to maintain vault cash or reserve balances with Federal Reserve Banks based upon a percentage of deposits. These requirements approximated $710,000 and $440,000 at December 31, 1997 and 1996 respectively.

Note D.        Available for Sale Securities

Amortized costs and fair values of available for sale securities as of December 31, 1997 and 1996 are summarized as follows:

                                                                            December 31, 1997
                                                    -----------------------------------------------------------
                                                                         Gross          Gross
                                                     Amortized         unrealized     unrealized       Fair
                                                        cost             gains          losses         value
                                                    -----------------------------------------------------------

U.S. Treasury securities                            $  1,501,571    $     8,329     $        -     $  1,509,900
U.S. Government agency and corporation obligations     6,755,559          6,798          2,543        6,759,814
Obligations of states and political subdivisions       8,315,518        224,504            902        8,539,120
                                                    -----------------------------------------------------------
                                                      16,572,648        239,631          3,445       16,808,834
Mortgage backed securities                             2,367,417          8,031          1,229        2,374,219
Bankers Bank Stock                                        24,765              -              -           24,765
Federal Home Loan Bank Stock                             345,200              -              -          345,200
Farmer Mac Stock                                           4,000              -              -            4,000
Mutual Funds                                             399,721              -              -          399,721
                                                    -----------------------------------------------------------
                                                    $ 19,713,751    $   247,662     $    4,674     $ 19,956,739
                                                    ===========================================================

U.S. Treasury securities                            $  2,478,689    $     8,444     $      953     $  2,486,180
U.S. Government agency and
   corporation obligations                             5,179,614         20,695          7,061        5,193,248
Obligations of states and political subdivisions       7,842,966        189,546         10,844        8,021,668
                                                    -----------------------------------------------------------
                                                      15,501,269        218,685         18,858       15,701,096
Mortgage backed securities                             3,930,328         32,811          3,491        3,959,648
Bankers Bank stock                                        24,765              -              -           24,765
Federal Home Loan Bank stock                             316,300              -              -          316,300
Farmer Mac stock                                           4,000              -              -            4,000
Mutual funds                                              64,827              -              -           64,827
                                                    -----------------------------------------------------------
                                                    $ 19,841,489    $   251,496     $   22,349     $ 20,070,636
                                                    ===========================================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

The amortized costs and fair value of available for sale securities as of December 31, 1997 by contractual maturity are shown below:

                                                      December 31, 1997
                                             ----------------------------------
                                                 Amortized            Fair
                                                    cost              value
                                             ----------------------------------

Due in one year or less                       $  5,315,430       $  5,326,029
Due after one year through five years            5,675,163          5,748,543
Due after five years                             5,582,055          5,734,262
                                             --------------------------------
                                              $ 16,572,648       $ 16,808,834
                                             ================================

Realized gains and losses on sale of available for sale securities as of December 31, 1997, 1996 and 1995 are as follows:

                                                    December 31,
                                   -------------------------------------------
                                         1997          1996           1995
                                   -------------------------------------------

Gross gains                          $   6,555    $   36,831     $   2,321
Gross losses                            (1,314)      (37,480)      (63,269)
                                     $   5,241    $     (649)    $ (60,948)
                                   ===========================================

Related income taxes (benefits)      $   1,782    $    6,404     $  (8,976)
                                   ===========================================


Available for sale securities with an amortized cost of $1,498,152 and $1,996,268 as of December 31, 1997 and 1996 respectively were pledged as collateral on public deposits and for other purposes as required or permitted by law.


Note E.      Loans

Major classifications of loans are as follows:                  December 31,
                                              ---------------------------------
                                                   1997               1996
                                              ---------------------------------

Commercial                                    $  12,955,565      $  13,338,963
Agricultural production                           9,442,645          9,368,979
Real estate:
   Construction                                   1,256,125            112,449
   Commercial                                    21,269,618         19,689,241
   Agriculture                                    6,874,402          5,993,396
   Residential                                   30,356,310         26,899,278
Installment and consumer                          5,101,709          4,851,381
Municipal loans                                   1,171,040          1,402,034
                                              ---------------------------------
                                                 88,427,414         81,655,721
   Allowance for loan losses                      1,159,300          1,104,338
                                              ---------------------------------
      Net loans                               $  87,268,114      $  80,551,383
                                              =================================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Impairment of loans having recorded investment at December 31, 1997 of $78,726 and $171,135 at December 31, 1996 has been recognized in conformity with FASB Statement No. 114 as amended by FASB Statement No. 118. The average recorded investment in impaired loans during 1997 and 1996 was $95,432 and $454,803 respectively. The total allowance for loan losses related to these loans was $7,873 and $17,113 on December 31, 1997 and 1996 respectively. Interest income on impaired loans of $2,013, $2,708 and $-0- was recognized for cash payments received in 1997, 1996 and 1995 respectively.

Certain directors, principal shareholders and executive officers of the Company, and their related interests, had loans outstanding in the aggregate amounts of $2,615,110 and $2,313,931 at December 31, 1997 and 1996 respectively. During 1997, $1,924,390 of new loans were made and repayments totaled $1,623,211. These loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other persons and did not involve more than normal risks of collectibility or present other unfavorable features.

Note F.       Allowance for Loan Losses

The allowance for loan losses reflected in the consolidated financial statements represents the allowance available to absorb loan losses. An analysis of changes in the allowance is presented in the following tabulation:

                                                       December 31,
                                        ----------------------------------------
                                             1997          1996         1995
                                        ----------------------------------------

Balance, beginning of year              $ 1,104,338   $   971,722    $  880,061
   Chargeoffs                               (97,753)      (74,653)      (82,238)
   Recoveries                                22,715        23,418        63,899
   Provision charged to operations          130,000       183,851       110,000
                                        ----------------------------------------

Balance, end of year                    $ 1,159,300   $ 1,104,338    $  971,722
                                        =======================================


Note G.      Office Buildings and Equipment

Office buildings and equipment are stated at cost less accumulated depreciation and are summarized as follows:

                                                          December 31,
                                              ---------------------------------
                                                    1997                1996
                                              ---------------------------------


Land                                            $   568,376         $   424,484
Buildings and improvements                        3,514,085           3,504,953
Furniture and equipment                           1,494,985           1,503,995
                                              ---------------------------------
                                                  5,577,446           5,433,432
   Less accumulated depreciation                  1,233,972           1,047,350
                                              ---------------------------------

      Total office buildings and equipment      $ 4,343,474         $ 4,386,082
                                              =================================


Depreciation expense amounted to $273,417 in 1997, $224,813 in 1996 and $157,183 in 1995.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note H.           Deposits

The aggregate amount of other Time deposits (including CDs), each with a minimum denomination of $100,000 was approximately $8,564,989 and $6,338,024 in 1997 and 1996 respectively.

At December 31, 1997, the scheduled maturities of other Time deposits are as follows:

   1998                                                         $   51,751,394
   1999                                                              5,417,007
   2000                                                              2,846,889
   2001                                                              2,576,602
   2002                                                              2,129,974
                                                                --------------
                                                                $   64,721,866
                                                                ==============

Interest expense on deposits is as follows:

                                                                                December 31,
                                                           -----------------------------------------------------
                                                                  1997              1996                1995
                                                           -----------------------------------------------------


Savings and NOW accounts                                      $ 1,027,593       $   675,067        $    725,600
Time, $100,000 and over                                           567,878           405,736             296,716
Other Time                                                      3,199,154         3,211,955           2,831,287
                                                           -----------------------------------------------------

         Total interest expense on deposits                   $ 4,794,625       $ 4,292,758        $  3,853,603
                                                           =====================================================

Note I.           Short-Term Borrowing

Short-term borrowing consists of the following:


                                                         December 31,
                                            -----------------------------------
                                                 1997                   1996
                                            -----------------------------------

Demand notes issued to U.S. treasury         $   976,625             $ 469,334
Note payable bank                              3,400,000                     -
                                            -----------------------------------

                Total                        $ 4,376,625             $ 469,334
                                            ===================================

Note payable bank is due May 1, 1998 with interest rate based on floating prime (8.5% at December 31, 1997). The note is secured by 3,600 shares of common stock of Mound City Bank.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Interest expense on short-term borrowing was as follows:


                                                          December 31,
                                           -------------------------------------
                                               1997          1996         1995
                                           -------------------------------------

Federal funds purchased                    $  21,977     $  11,509     $   3,121
Demand notes issued to U.S. Treasury          16,837        14,476        10,598
Note payable bank                            194,773             -             -
                                           -------------------------------------

                                           $ 233,587     $  25,985     $  13,719
                                           =====================================

Note J.      Income Taxes

The provision for income taxes included in the consolidated financial statements consists of the following:

                                                          December 31,
                                           -------------------------------------
                                               1997          1996         1995
                                           -------------------------------------
Current provision:
   Federal                                 $ 194,971     $ 256,866    $ 316,694
   State                                      39,002        39,130       56,273
                                           -------------------------------------
      Total current provision                233,973       295,996      372,967

Deferred income taxes (benefit)              (25,472)      (41,416)     (57,000)
                                           -------------------------------------

      Total provision for income taxes     $ 208,501     $ 254,580    $ 315,967
                                           =====================================

The net deferred tax assets in the accompanying consolidated balance sheets include the following amounts of deferred tax assets and liabilities:

                                                             December 31,
                                                    ----------------------------
                                                         1997            1996
                                                    ----------------------------
Deferred tax assets:
   Allowance for loan losses                        $   296,536     $   274,826
   Nonaccrual loan income                                   833           5,805
   Deferred compensation                                111,999          97,373
   Alternative minimum tax                               25,230               -
Deferred tax liabilities:
   Depreciation                                         (72,986)        (41,864)
   Unrealized gain on available for sale securities     (82,584)        (77,910)
                                                    ----------------------------

                                                    $   279,028     $   258,230
                                                    ============================

Management believes it is more likely than not, that the gross deferred tax assets will be fully realized. Therefore, no valuation allowance has been recorded as of December 31, 1997, 1996 and 1995.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

A reconciliation of statutory federal income taxes based upon income before taxes to the provision for federal and state income taxes, as summarized previously, is as follows:

                                                             1997                        1996                       1995
                                                  --------------------------  --------------------------  -----------------------
                                                                   % of                        % of                       % of
                                                                   pretax                      pretax                     pretax
                                                     Amount        income        Amount        income        Amount       income
                                                  -------------------------------------------------------------------------------

Reconciliation of statutory to effective taxes:
      Federal income taxes at
         statutory rate                           $  380,956       34.0%     $  405,543        34.0%      $  453,047      34.0%
      Adjustments for:
         Tax-exempt interest on
            municipal obligations                   (178,097)     (15.9)       (170,136)      (14.3)        (172,436)    (12.9)
        Increases in taxes
            resulting from state
            income taxes                              25,741        2.3          25,826         2.2           37,140       2.8
        Officer  life                                (15,745)      (1.4)        (19,560)       (1.6)         (18,318)     (1.4)
        Other - net                                   (4,354)      (0.4)         12,907         1.0           16,534       1.2
                                                 -------------------------------------------------------------------------------
             Effective income
                taxes - operations               $   208,501       18.6%        254,580        21.3%         315,967      23.7%
                                                 ===============================================================================

Note K.           Pension and Profit-Sharing Plans

The subsidiary Bank has a trusteed contributory 401(k) profit-sharing plan covering all eligible employees. The Bank matches 50% of the amount contributed by an eligible participant up to a maximum of 4% of the participant's annual compensation. Additional contributions by the Bank are discretionary and based on factors related to profits and wages, etc. Contributions for the years ended December 31, 1997, 1996 and 1995 were $87,893, $74,008 and $77,064 respectively.

Note L.           Salary Continuation Agreements

The subsidiary Bank has salary continuation agreements with three officers and one former officer. The agreements provide for the payment of specified amounts upon the employee's retirement or death which is being accrued over the anticipated remaining period of employment. Expense recognized for future benefits under these agreements totaled $65,628 $68,524 and $64,610 during 1997, 1996 and 1995 respectively.

Although not part of the agreement, the subsidiary Bank purchased paid-up life insurance on the officers which could provide funding for the payment of benefits. Included in other assets is $1,007,602 and $961,277 of related cash surrender value as of December 31, 1997 and 1996 respectively.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note M.           Commitments and Contingencies

In the normal course of business, the subsidiary Bank is involved in various legal proceedings. In the opinion of management, any liability resulting from such proceedings would not have a material adverse effect on the consolidated financial statements.

The subsidiary Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of their customers. These financial instruments include commitments to extend credit and standby letters of credit. They involve, to varying degrees, elements of credit risk in excess of amounts recognized on the consolidated balance sheets.

The subsidiary Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual notional amount of those instruments. The subsidiary Bank uses the same credit policies in making commitments and issuing letters of credit as it does for on-balance-sheet instruments.

A summary of the contract or notional amount of the subsidiary Bank's exposure to off-balance-sheet risk as of December 31, 1997 and 1996 is as follows:


                                                       1997            1996
                                                   ---------------------------
Financial instruments whose contract
amounts represent credit risk:

   Commitments to extend credit                    $ 9,884,088    $ 7,000,727
   Credit card commitments                         $ 1,487,855    $ 1,300,922
   Standby letters of credit                       $    80,000    $   694,725

Commitments to extend credit are agreements to lend to a customer, as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. Standby letters of credit are conditional commitments issued by the subsidiary Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. The subsidiary Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the subsidiary Bank upon extension of credit, is based on management's credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties. Credit card commitments are unsecured.

The subsidiary Bank did not engage in the use of interest rate swaps, futures, forwards or options contracts.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note N.       Concentration of Credit Risk

Practically all of the subsidiary Bank's loans, commitments, and commercial and standby letters of credit have been granted to customers in the Bank's market area. Although the subsidiary Bank has a diversified loan portfolio, the ability of its debtors to honor their contracts is dependent on the economic conditions of the counties surrounding the subsidiary Bank. The concentration of credit by type of loan are set forth in Note E.

Note O.       Retained Earnings

The principal source of income and funds of Mound City Financial Services, Inc. are dividends from its subsidiary. Dividends declared by the subsidiary that exceed the retained net income for the most current year plus retained net income for the preceding two years must be approved by Federal and State regulatory agencies. Under this formula, dividends of approximately $1,512,406 may be paid without prior regulatory approval. Maintenance of adequate capital at the subsidiary effectively restricts potential dividends to an amount less than $1,512,406.

Note P.       Stock Exchange

On May 1, 1997, Mound City Financial Services, Inc. exchanged one (1) share of common stock for each share outstanding of Mound City Bank. 906 shares of Mound City Banks common stock was purchased for $3,840,000. All share information, common stock and retained earning, and earning per share, has been restated as if the stock exchange occurred on December 31, 1994.

Note Q.       Stock Split

In 1997, the Board of Directors approved a 9 for 1 stock split payable to stockholders of record on December 11, 1997. All amounts of per share data have been adjusted to reflect the stock split.

Note R.       Regulatory Capital Requirements

The subsidiary Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the subsidiary Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary Bank must meet specific capital guidelines that involve quantitative measures of the subsidiary Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiary Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Quantitative measures established by regulation to ensure capital adequacy requires the subsidiary Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, the subsidiary Bank meets all capital adequacy requirements to which it is subject. As of December 31, 1997, the most recent notification from the regulatory agencies categorized the subsidiary Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the subsidiary Bank must maintain minimum total risk-based, Tier I risk-based, and leverage ratios as set forth in the table. There are no conditions or events since these notifications that management believes have changed the institution's category.

Below is a comparison of the Company and bank subsidiary 1997 and 1996 actual with the minimum requirements for well-capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action
Rules:

                                                                                                              To be well
                                                                                                          capitalized under
                                                                                    For capital           prompt corrective
                                                              Actual             adequacy purposes        action provisions
                                                  ---------------------------------------------------------------------------
                                                      Amount       Ratio        Amount      Ratio       Amount      Ratio
                                                  ---------------------------------------------------------------------------
As of December 31, 1997:
   Total capital (to risk-weighted assets):
      Mound City Financial Services, Inc.         $  7,693,854      9.3%     $  6,646,316    8.0%   $  8,307,895    10.0%
      Mound City Bank                             $ 10,924,775     13.2%     $  6,634,893    8.0%   $  8,293,617    10.0%

   Tier I capital (to risk-weighted assets):
      Mound City Financial Services, Inc.         $  6,654,876      8.0%     $  3,323,158    4.0%   $  4,984,737     6.0%
      Mound City Bank                             $  9,886,559     11.9%     $  3,317,447    4.0%   $  4,976,170     6.0%

   Tier I capital (to average assets):
      Mound City Financial Services, Inc.         $  6,654,876      5.7%     $  4,697,604    4.0%   $  5,872,004     5.0%
      Mound City Bank                             $  9,886,559      8.4%     $  4,697,604    4.0%   $  5,872,004     5.0%

As of December 31, 1996:
   Total capital (to risk-weighted assets):
      Mound City Financial Services, Inc.         $ 10,793,570     13.4%     $  6,430,732    8.0%   $  8,038,415    10.0%
      Mound City Bank                             $ 10,793,570     13.4%     $  6,430,732    8.0%   $  8,038,415    10.0%

   Tier I capital (to risk-weighted assets):
      Mound City Financial Services, Inc.         $  9,787,539     12.2%     $  3,215,366    4.0%   $  4,823,049     6.0%
      Mound City Bank                             $  9,787,539     12.2%     $  3,215,366    4.0%   $  4,823,049     6.0%

   Tier I capital (to average assets):
      Mound City Financial Services, Inc.         $  9,787,539      8.7%     $  4,488,491    4.0%   $  5,610,614     5.0%
      Mound City Bank                             $  9,787,539      8.7%     $  4,488,491    4.0%   $  5,610,614     5.0%

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note S.       Fair Value of Financial Instruments

The estimated fair values of the Bank's financial instruments are as follows:

                                             December 31, 1997                 December 31, 1996
                                     --------------------------------  ------------------------------
                                        Carrying        Estimated          Carrying       Estimated
                                         amount         fair value          amount        fair value
                                     --------------------------------  ------------------------------
Financial assets:
Cash and cash equivalents            $  8,057,103      $  8,057,103      $  7,721,805    $  7,721,805
                                     ================================================================
Securities                           $ 19,956,739      $ 19,956,739      $ 20,070,636    $ 20,070,636
                                     ================================================================
Net loans                            $ 87,268,114      $ 88,050,335      $ 80,551,383    $ 80,991,716
                                     ================================================================
Accrued interest receivable          $  1,001,105      $  1,001,105      $    983,199    $    983,199
                                     ================================================================

Financial liabilities:
Deposits                             $109,151,027      $109,253,037      $102,942,284    $103,063,440
                                     ================================================================
U.S. Treasury note account           $    976,625      $    976,625      $    469,334    $    469,334
                                     ================================================================
Note payable - bank                  $  3,400,000      $  3,400,000      $          -    $          -
                                     ================================================================
Accrued interest payable             $  1,243,067      $  1,243,067      $  1,156,074    $  1,156,074
                                     ================================================================


The estimated fair value of fee income on letters of credit at December 31, 1997 and 1996 is insignificant. Loan commitments on which the committed interest rate is less than the current market rate are also insignificant at December 31, 1997 and 1996.

The subsidiary Bank assumes interest rate risk (the risk that general interest rate levels will change) as a result of its normal operations. As a result, fair values of the subsidiary Bank's financial instruments will change when interest rate levels change and that change may be either favorable or unfavorable to the subsidiary Bank. Management attempts to match maturities of assets and liabilities to the extent believed necessary to minimize interest rate risk. However, borrowers with fixed rate obligations are less likely to prepay in a rising rate environment and more likely to repay in a falling rate environment. Conversely, depositors who are receiving fixed rates are more likely to withdraw funds before maturity in a rising rate environment and less likely to do so in a falling rate environment. Management monitors rates and maturities of assets and liabilities and attempts to minimize interest rate risk by adjusting terms of new loans and deposits and by investing in securities with terms that mitigate the subsidiary Bank's overall interest rate risk.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

Note T. Mound City Financial Services, Inc. and Subsidiary (Parent Company only)
        Financial Information


                                                                  December 31,
CONDENSED BALANCE SHEETS                                              1997
--------------------------------------------------------------------------------
   Assets:
      Cash                                                      $      277,168
      Investment in subsidiary                                      10,047,962
      Other assets                                                     141,018
                                                                ----------------

                Total assets                                    $   10,466,148
                                                                ================

   Liabilities:
      Note payable                                              $    3,400,000
      Other liabilities                                                250,869
                                                                ----------------

                Total liabilities                                    3,650,869
                                                                ----------------

   Stockholders' equity:
      Common stock, no par value, $1.00 stated value; 300,000
        shares authorized; 26,940 shares issued in 1997                 26,940
      Surplus                                                        6,270,446
      Retained earnings                                                362,546
                                                                ----------------
                                                                     6,659,932
      Treasury stock - 20 shares for 1997, at cost                      (5,056)
      Other comprehensive income - unrealized
        gain on available for sale securities, net                     160,403
                                                                ----------------
                Total stockholders' equity                           6,815,279
                                                                ----------------

                Total liabilities and stockholders' equity      $   10,466,148
                                                                ================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                 December 31,
Condensed statements of income                                       1997
--------------------------------------------------------------------------------
   Income:
      Dividends from subsidiary                                 $      950,000
      Interest                                                           2,265
                                                                ----------------
                Total income                                           952,265
                                                                ----------------

   Expenses:
      Interest                                                         194,774
      Other expenses                                                    13,138
                                                                ----------------
                Total expenses                                         207,912
                                                                ----------------

                Income before income tax benefit and equity
                    in undistributed net income of subsidiary          744,353
   Income tax (benefit)                                                (69,920)
                                                                ----------------

                Income before equity in undistributed
                    net income of subsidiary                           814,273

   Equity in undistributed net income of subsidiary                     97,686
                                                                ----------------

                Net income                                      $      911,959
                                                                ================

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

                                                                 December 31,
CONDENSED STATEMENTS OF CASH FLOWS                                  1997
--------------------------------------------------------------------------------
Cash flows from operating activities:
   Net income                                                   $      911,959
                                                                ----------------
      Adjustments to reconcile net income to net
      cash  provided by  operating activities:
         Increase in other assets                                     (141,018)
         Increase in other liabilities                                 250,869
         Equity in undistributed earnings                              (97,686)
                                                                ----------------
            Total adjustments                                           12,165
                                                                ----------------
            Net cash provided by operating activities                  924,124
                                                                ----------------

Cash flows from financing activities:
   Purchase treasury stock                                              (5,056)
   Payment dissenter shares                                         (3,840,000)
   Note proceeds                                                     3,840,000
   Payment note                                                       (440,000)
   Dividends paid                                                     (201,900)
                                                                ----------------
            Net cash used in financing activities                     (646,956)
                                                                ----------------

            Increase in cash and cash equivalents                      277,168

Cash and cash equivalents at beginning of year                               -
                                                                ----------------
Cash and cash equivalents at end of year                        $      277,168
                                                                ================

                       MOUND CITY FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEET
March 31, 1998
--------------------------------------------------------------------------------
ASSETS                                                            (Unaudited)
--------------------------------------------------------------------------------
Cash and due from banks                                      $       4,322,000
Federal funds sold                                                   1,303,000
                                                                ----------------
      Cash and cash equivalents                                      5,625,000

Available for sale securities stated at fair value                  19,026,000
Loans, less allowance for loan losses of $1,106,000                 90,371,000
Office buildings and equipment, net                                  4,310,000
Accrued interest receivable and other assets                         2,518,000
                                                                ----------------
         Total assets                                           $  121,850,000
                                                                ================

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
Liabilities:
   Deposits:
      Noninterest bearing                                       $    8,432,000
      Savings                                                       36,066,000
      Other Time                                                    63,136,000
                                                                ----------------
         Total deposits                                            107,634,000
   Short-term borrowings                                             5,341,000
   Accrued interest payable and other liabilities                    1,899,000
                                                                ----------------
         Total liabilities                                         114,874,000
                                                                ----------------

Commitments and contingent liabilities Stockholders' equity:
   Common stock, no par value; $1 stated value; 300,000
      shares authorized, 26,940 shares issued                           27,000
   Surplus                                                           6,270,000
   Retained earnings                                                   542,000
                                                                ----------------
                                                                     6,839,000
   Less Treasury stock, 20 shares at cost                               (5,000)
   Accumulated other comprehensive income -
      unrealized gain on available for sale securities, net            142,000
                                                               -----------------
         Total stockholder's equity                                  6,976,000
                                                               -----------------

         Total liabilities and stockholders' equity            $   121,850,000
                                                               =================

                       MOUND CITY FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME
Three Months ended March 31, 1998 and 1997                        (Unaudited)
--------------------------------------------------------------------------------
                                                          1998           1997
                                                      --------------------------
Interest income:
Interest and fees on loans                            $ 1,980,000    $ 1,814,000
Interest on investment securities:
   Taxable securities                                     182,000        190,000
   Tax-exempt securities                                  115,000        117,000
Interest on federal funds sold                             25,000         10,000
                                                      --------------------------
      Total interest income                             2,302,000      2,131,000
                                                      --------------------------

Interest expense:
   Interest on deposits                                 1,278,000      1,118,000
   Interest on short-term borrowing                        92,000         15,000
                                                      --------------------------
      Total interest expense                            1,370,000      1,133,000
                                                      --------------------------
      Net interest income                                 932,000        998,000
   Provision for loan losses                               30,000         30,000
                                                      --------------------------
      Net interest income after provision
         for loan losses                                  902,000        968,000
                                                      --------------------------

Other operating income:
   Service fees                                            97,000         92,000
   Other income                                            75,000         64,000
   Security gains, net                                     22,000          6,000
                                                      --------------------------
      Total other operating income                        194,000        162,000
                                                      --------------------------

Other operating expenses:
   Salaries                                               339,000        315,000
   Pensions and other employee benefits                   170,000        130,000
   Occupancy expense                                      120,000        124,000
   Computer services                                       44,000         42,000
   Advertising and business development                    37,000         35,000
   Other expenses                                         171,000        142,000
                                                      --------------------------
      Total other operating expenses                      881,000        788,000
                                                      --------------------------
   Income before income taxes                             215,000        342,000
   Less applicable income taxes                            35,000         68,000
                                                      --------------------------

      Net income                                      $   180,000    $   274,000
                                                      ==========================

Earnings per share                                    $      6.69    $      7.61
                                                      ==========================

Weighted average shares outstanding                        26,920         36,000
                                                      ==========================

                       MOUND CITY FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
Three Months ended March 31, 1998 and 1997                     (Unaudited)
--------------------------------------------------------------------------------
                                                          1998           1997
                                                      --------------------------
Net Income                                            $  180,000    $   274,000
Other comprehensive income:
   Unrealized gains (losses) arising during period        (4,000)       (70,000)
   Reclassified adjustment for (gains) losses
      included in net income                             (15,000)        (2,000)
                                                      --------------------------
      Total other comprehensive income                   (19,000)       (72,000)
                                                      --------------------------

      Comprehensive income                            $  161,000    $   202,000
                                                      ==========================




CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY Three Months ended March 31, 1998 and 1997 (Unaudited)
--------------------------------------------------------------------------------

                                                                                      Other
                                                                                  comprehensive
                                                                                     income
                                                                                     (loss)
                                                                                   ------------
                                                                                   Unrealized
                                                                                   gain (loss)
                                                                                   on available               Total stock-
                                            Common                     Retained    for sale      Treasury     holders'
                                            stock        Surplus       earnings    securities    stock        equity
                                         --------------------------------------------------------------------------------
Balances, December 31, 1996               $  36,000    $ 7,464,000   $ 2,290,000   $ 151,000    $     -     $ 9,941,000
   Net income                                     -              -       274,000           -          -         274,000
   Change in unrealized gain (loss) on
      available for sale securities, net          -              -             -     (72,000)         -         (72,000)
                                          ------------------------------------------------------------------------------

Balances, March 31, 1997                  $  36,000    $ 7,464,000   $ 2,564,000   $  79,000   $      -     $10,143,000
                                          ==============================================================================

Balances, December 31, 1997               $  27,000    $ 6,270,000   $   362,000   $ 161,000   $ (5,000)    $ 6,815,000
   Net income                                     -              -      180,000            -          -         180,000
   Change in unrealized gain (loss) on
      available for sale securities, net          -              -             -     (19,000)         -         (19,000)
                                          ------------------------------------------------------------------------------

Balances, March 31, 1998                  $  27,000    $ 6,270,000   $   542,000   $ 142,000   $ (5,000)    $ 6,976,000
                                          ==============================================================================

                       MOUND CITY FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
Three Months ended March 31, 1998 and 1997                     (Unaudited)
--------------------------------------------------------------------------------
                                                          1998             1997
                                                      --------------------------
Cash flows from operating activities:
   Net income                                         $   180,000   $   274,000
                                                      --------------------------
   Adjustments to reconcile net income to net
   cash provided by operating activities:
      Depreciation                                         69,000        68,000
      Provision for loan losses                            30,000        30,000
      Gain on sale of securities                          (22,000)       (6,000)
      Change in assets and liabilities:
         Increase in accrued interest receivable
            and other assets                              (20,000)      (72,000)
         Increase in accrued interest payable
            and other liabilities                         127,000        69,000
                                                      --------------------------
         Total adjustments                                184,000        89,000
                                                      --------------------------
         Net cash provided by operating activities        364,000       363,000
                                                      --------------------------
Cash flows from investing activities:
   Maturity of available for sale securities            2,471,000     2,624,000
   Sale of available for sale securities                  641,000     2,316,000
   Purchase of available for sale securities           (2,187,000)   (5,684,000)
   Net (increase) decrease in loans                    (3,133,000)   (1,218,000)
   Purchase of office buildings and equipment             (36,000)      (21,000)
                                                      --------------------------
         Net cash used in investing activities         (2,244,000)   (1,983,000)
                                                      --------------------------
Cash flows from financing activities:
   Net decrease in deposits                            (1,517,000)   (2,510,000)
   Net decrease in demand notes issued to
      U.S. Treasury                                      (535,000)      (30,000)
   Net increase in federal funds purchased                      -       426,000
   Federal Home Loan Bank advances                      1,500,000             -
                                                      --------------------------
         Net cash used in financing activities           (552,000)   (2,114,000)
                                                      --------------------------
         Decrease in cash and cash equivalents         (2,432,000)   (3,734,000)

Cash and cash equivalents, beginning of period          8,057,000     7,722,000
                                                      --------------------------

Cash and cash equivalents, end of period              $ 5,625,000   $ 3,988,000
                                                      ==========================

Supplemental disclosures of cash flow information:
   Cash paid during the year for:
      Interest                                        $ 1,066,000   $   926,000
                                                      ==========================
      Income taxes                                    $        25   $     4,130
                                                      ==========================
Supplemental schedule of noncash investing and
   financing activities:
   Net change in unrealized gain (loss)
      on available for sale securities, net           $   (19,000)  $   (72,000)
                                                      ==========================

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
--------------------------------------------------------------------------------

Note 1.      Interim Financial Information

The unaudited interim financial statements have been prepared in conformity with generally accepted accounting principles and include all adjustments which are, in the opinion of management, normal and recurring in nature and necessary to a fair presentation of the interim periods presented. Results of operations for the three months ended March 31, 1998 are not necessarily indicative of the results to be expected for the full year.

Note 2.      Loans


Major classifications of loans are as follows:                    March 31,
                                                                    1998
                                                              ---------------
Commercial                                                    $   12,615,000
Agricultural production                                            9,758,000
Real estate:
   Construction                                                    1,023,000
   Commercial                                                     23,735,000
   Agriculture                                                     7,059,000
   Residential                                                    30,906,000
Installment and consumer                                           5,228,000
Municipal loans                                                    1,153,000
                                                              ---------------
                                                                  91,477,000
   Allowance for loan losses                                       1,106,000
                                                              ---------------
      Net loans                                               $   90,371,000
                                                              ===============


Note 3.    Allowance for Loan Losses

As of March 31, 1998, nonaccrual loans totaled $390,000 or .43% of gross loans. The allowance for loan losses reflected in the consolidated financial statements represents the allowance available to absorb loan losses. An analysis of changes in the allowance is presented in the following tabulation:


                                                     1998              1997
                                              ----------------------------------
Balance, beginning of year                    $    1,159,000      $   1,104,000
   Chargeoffs                                        (89,000)           (14,000)
   Recoveries                                          6,000              7,000
   Provision charged to operations                    30,000             30,000
                                              ----------------------------------

Balance, end of first quarter                 $    1,106,000      $   1,127,000
                                              ==================================

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
--------------------------------------------------------------------------------

Note 4.       Regulatory Capital Requirements

The subsidiary Bank is subject to various regulatory capital requirements administered by the federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by regulators that, if undertaken, could have a direct material effect on the subsidiary Bank's financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the subsidiary Bank must meet specific capital guidelines that involve quantitative measures of the subsidiary Bank's assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The subsidiary Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk-weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy requires the subsidiary Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and Tier 1 capital (as defined) to average assets (as defined). Management believes, as of December 31, 1997, the subsidiary Bank meets all capital adequacy requirements to which it is subject.

As of March 31, 1998, the most recent notification from the regulatory agencies categorized the subsidiary Bank as well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the subsidiary Bank must maintain minimum total risk-based, Tier 1 risk-based, and leverage ratios as set forth in the table. There are no conditions or events since these notifications that management believes have changed the institutions category.

Below is a comparison of the Company's March 31, 1998 actual with the minimum requirements for well-capitalized and adequately capitalized banks, as defined by the federal regulatory agencies' Prompt Corrective Action Rules:

                                                                                      To be well
                                                             For capital          capitalized under
                                                              adequacy            prompt corrective
                                        Actual                purposes            action provisions
                                 --------------------  ----------------------  -----------------------
                                   Total      Ratio        Total      Ratio        Total      Ratio
                                 ---------------------------------------------------------------------

As of March 31, 1998:
   Total capital (to           $  7,940,000    9.0%    $  7,077,000    8.0%    $  8,847,000    10.0%
   risk-weighted assets)

   Tier I capital (to          $  6,834,000    7.7%    $  3,539,000    4.0%    $  5,308,000     6.0%
   risk-weighted assets)

   Tier I capital (to          $  6,834,000    5.5%    $  4,943,000    4.0%    $  6,178,000     5.0%
   average assets)

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
--------------------------------------------------------------------------------

Note 5. Mound City Financial Services, Inc. and Subsidiary (Parent Company only) Financial Information

                                                                   March 31,
CONDENSED BALANCE SHEET                                             1998
--------------------------------------------------------------------------------
Assets:
   Cash                                                       $      144,000
   Investments in subsidiary                                      10,261,000
   Other assets                                                       93,000
                                                              -----------------

      Total assets                                            $   10,498,000
                                                              =================

LIABILITIES AND STOCKHOLDERS' EQUITY
--------------------------------------------------------------------------------
Liabilities:
   Notes payable                                              $    3,400,000
   Other liabilities                                                 122,000
                                                              -----------------
      Total liabilities                                            3,522,000
                                                              -----------------

Stockholders' equity:
   Common stock, no par value; $1 stated value; 300,000
      shares authorized, 26,940 shares issued                         27,000
   Surplus                                                         6,270,000
   Retained earnings                                                 542,000
                                                              -----------------
                                                                   6,839,000
   Treasury stock, 20 shares at cost                                  (5,000)
   Other comprehensive income - unrealized
      gain on available for sale securities, net                     142,000
                                                              -----------------
      Total stockholder's equity                                   6,976,000
                                                              -----------------

      Total liabilities and stockholders' equity              $   10,498,000
                                                              =================

NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)
--------------------------------------------------------------------------------

Note 5. Mound City Financial Services, Inc. and Subsidiary (Parent Company only) Financial Information (continued)

                                                                   March 31,
CONDENSED STATEMENT OF INCOME                                        1998
--------------------------------------------------------------------------------
Income - interest                                             $         1,000
                                                              ----------------

Expenses:
   Interest                                                            72,000
   Other expenses                                                       7,000
                                                              ----------------
      Total expenses                                                   79,000
                                                              ----------------

      Income before income tax benefit and equity
         in undistributed net income of subsidiary                    (78,000)

Income tax (benefit)                                                  (26,000)
                                                              ----------------

Income before equity in undistributed net
   income of subsidiary                                               (52,000)

Equity in undistributed net income of subsidiary                      232,000
                                                             -----------------

      Net income                                             $        180,000
                                                             =================

No dealer, salesperson or other person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the offer made by this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information herein is correct as of any time subsequent to the date hereof. This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

                                -----------------

                                TABLE OF CONTENTS

                                                                            Page

Summary.......................................................................1
Risk Factors .................................................................2
Terms of the Offering.........................................................6
Use of Proceeds...............................................................8
Determination of Offering Price...............................................9
Capitalization................................................................9
Selected Consolidated Financial Data.........................................10
Management's Discussion and Analysis.........................................11
History, Business, and Properties............................................29
Management...................................................................31
Principal Shareholders.......................................................36
Supervision and Regulation...................................................37
Description of Common Stock..................................................40
Shares Eligible for Future Sale..............................................46
Legal Proceedings............................................................46
Legal Matters................................................................46
Experts......................................................................46
Available Information........................................................47
Index to Financial Statements...............................................F-1

                                -----------------

Until __________________, 1998 (25 days after the commencement date of this offering), all dealers effecting transactions in the Common Stock, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriter and with respect to their unsold allotments or subscriptions.


                                  12,000 Shares


                              MOUND CITY FINANCIAL
                                 SERVICES, INC.


                                  Common Stock


                              ---------------------
                                   PROSPECTUS
                              ---------------------




                                 _________, 1998

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Officers and Directors.

     The Company's bylaws provide that the Company shall indemnify its directors and officers, to the fullest extent permitted by law, against liability in connection with proceedings to which the director or officer is made or threatened to be made a party by reason of his or her capacity as a director or officer. Indemnification shall not be available where the director or officer breached or failed to perform a duty to the Company and the breach or failure constitutes: (a) a willful failure to deal fairly with the Company or its shareholders in connection with the matter in which the director or officer has a material conflict of interest; (b) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal benefit; or (d) willful misconduct.


Item 25.  Other Expenses of Issuance and Distribution.

     The following table sets forth the various expenses in connection with the sale and distribution of the Common Stock being registered, other than underwriting discounts and commissions. All amounts shown are estimates, except the SEC registration fee:


        SEC registration fee..............................   $ 1,097.40

        Printing and mailing expenses.....................     2,500.00

        Fees and expenses of company counsel..............    20,000.00

        Accounting and related expenses...................    10,000.00

        Blue Sky fees and expenses........................     2,000.00
                                                             ----------
        TOTAL.............................................   $35,597.40



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Item 26.  Recent Sales of Unregistered Securities

     The Company has not sold any shares of its Common Stock since its formation.


Item 27.  Exhibits.

Exhibit No.   Description

    3.1        Articles of Incorporation of Mound City Financial Services, Inc.

    3.2        Bylaws of Mound City Financial Services, Inc.

    4.1        Specimen Stock Certificate of Mound City Financial Services, Inc.

    5.1 Opinion of Boardman, Suhr, Curry & Field LLP regarding legality of securities being registered

    10.1 Executive Employee Salary Continuation Agreement between Mound City Bank and Robert J. Just, Jr.

    21.1       List of Subsidiaries of Mound City Financial Services, Inc.

    23.1 Consent of Boardman, Suhr, Curry & Field LLP (included in opinion filed as Exhibit 5.1)

    23.2       Consent of Conley McDonald LLP

    24.1 Power of Attorney (included on the signature page of this Registration Statement)

    99.1       Subscription Agreement

    99.2       Appraisal


Item 28.  Undertakings.

     The undersigned registrant hereby undertakes as follows:

     (1) The registrant will file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

          (i) Include any prospectus required by ss. 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any

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



               increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) Include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, the registrant will treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (3) The registrant will file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the
Offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities arising under the Securities Act (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2/A and authorizes this Amendment No. 3 to Registration Statement No. 333-53797 to be signed on its behalf by the undersigned, in the City of Platteville, State of Wisconsin, on August 11, 1998.

                                       MOUND CITY FINANCIAL SERVICES, INC.
                                       By:

                                       /s/ Robert J. Just, Jr.
                                       Robert J. Just, Jr., President, Principal
                                       Financial and Accounting Officer


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

     In accordance with the requirements of the Securities Act of 1933, Registration Statement No. 333-53797 was signed by the following persons in the capacities indicated on May 27, 1998.

Name                               Title(s)

Wilson J. Boldt                    Director

Barry J. Brodbeck                  Director

Keith R. Buchert                   Director

Donna J. Hoppenjan                 Secretary

Robert J. Just, Jr.                President, Chief Executive Officer, Director

W. Phil Karrmann                   Director

Richard J. Kopp                    Director

Richard L. McWilliams              Vice President, Director

James D. Soles                     Director

Douglas W. Speth                   Director

     Robert J. Just, Jr., by signing his name hereto, does hereby sign this document on behalf of himself and on behalf of each of the other directors and executive officers named above pursuant to powers of attorney duly executed by each other person.


                                       MOUND CITY FINANCIAL SERVICES, INC.

                                       /s/ Robert J. Just, Jr.
                                       Robert J. Just, Jr.
                                       Attorney-in-Fact



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